SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K/A2
                                 Amendment Number 2


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

          Date of report (Date of earliest event reported) June 4, 1996


                     MEHL/BIOPHILE INTERNATIONAL CORPORATION
              (Exact name of registrant as Specified in its Charter)


Delaware                             0-11969              22-2408186
(State or other jurisdiction of      (Commission          (IRS Employer
incorporation or organization)       File Number)         Identification Number)


                 4127 Northwest 27th Lane, Gainesville, Florida 32606
               (Address of principal executive office) (Zip Code)


        Registrant's telephone number, including area code (352) 373-2565


                               Selvac Corporation
                              221 Boston Post Road
                          Marlboro, Massachusetts 01752
                            (Former Name and Address)

ITEM 7 (a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED:

         Balance sheets of SLS (Wales) Limited as of May 31, 1996 and September 30, 1995 and 1994


         Profit and loss accounts of SLS (Wales) Limited for the eight months ended May 31, 1996 and for the years ended September 30, 1995 and 1994


         Cash flow statements of SLS (Wales) Limited for the eight months ended May 31, 1996 and for the years ended September 30, 1995 and 1994

[COOPERS & LYBRAND LETTERHEAD]


The Directors
SLS (Wales) Limited
Units 1 & 2
Heol Rhosyn
Dafen Industrial Park
SA14 8LX                                               19 September 1997



Dear Sirs


ACCOUNTANTS' REPORT IN CONNECTION WITH THE ACQUISITION OF
SLS (WALES) LIMITED ("COMPANY") BY MEHL/BIOPHILE INTERNATIONAL
CORPORATION AND THE AMERICAN STOCK EXCHANGE REQUIREMENTS

1        We are writing to you, following your request for us to update our accountants report to you dated 8 August 1996 in order to reflect the extent to which the company's financial statements have complied with Generally Accepted Accounting Principles (USGAAP) and our audit has complied with Generally Accepted Auditing Standards (USGAAS). Our previous report has been amended to reflect our comments on these specific matters.

2        We have examined the audited accounts of the company for the two years ended 30 September 1994, 30 September 1995 and the eight month period ended 31 May 1996. Audited accounts of the company have not been made up for any period subsequent to 31 May 1997.

3        The financial statements of the company for the period covered by this report were audited by Coopers & Lybrand, Chartered Accountants. The financial statements of the company for the period ended 30 September 1993 were audited by KPMG, Chartered Accountants. The financial statements for the two years ended 30 September 1994, 30 September 1995 and the eight months ended 31 May 1996 were audited in accordance with UK Auditing Standards. The only extent to which these standards differ from US Generally Accepted Auditing Standards (as applied to the audit of the company) is in respect of the requirement to undertake direct confirmation of accounts receivable and obtain representations from lawyers. As a result of alternative auditing procedures undertaken at the time and obtaining direct confirmation of accounts receivable and representations from lawyers in respect of subsequent periods, we are satisfied that no adjustment would have been necessary to the audit opinion previously provided in respect of the audited financial statements.

4        The financial information set out in this report is based on the audited accounts of the company after making such adjustments as we consider necessary. We have reviewed the financial statements concerning differences between UK Accounting Standards and USGAAP. In our opinion there are no material or significant differences which would result from the financial statements being restated using USGAAP and therefore we have not been provided with or been requested to prepare a reconciliation between the two. You should note, however, that the format of the audited financial statements is different for UK purposes than that required for US disclosure.

5        As a result of a change in accounting policy by the company in the 1995 accounts, the following adjustments have been made to the audited accounts for the year ended 30 September 1994 in order to apply consistent accounting policies with the audited accounts for the year ended 30 September 1995 and the period ended 31 May 1996.

                                                              POUND STERLING     POUND STERLING
Accumulated losses at 1 October 1993 as previously stated                               (18,391)
Research and development costs previously capitalised
  during the period ended 30 September 1993                          358,440
Write off of stock as a result of the change in
  accounting policies                                                268,429
                                                                    --------
                                                                                       (626,869)
                                                                                       --------
Accumulated losses at 1 October 1993 as restated                                       (645,260)
Loss for the year ended 30 September 1994
  as previously reported by the company                              (89,956)
Research and development costs previously capitalised
  during the year ended 30 September 1994                           (131,984)
Write off of stock as a result of the change in
  accounting policies                                                (19,763)
                                                                    --------
Loss for the year ended 30 September 1994 as restated                                  (241,703)
                                                                                       --------
Accumulated losses at 30 September 1994 as restated                                    (886,963)
                                                                                       ========

6        In our opinion the financial information set out below gives, for the purposes of the said accountants' report, a true and fair view of the state of affairs of the company as at 30 September 1994, 30 September 1995 and 31 May 1996 and of its loss for each of the periods then ended.

PRINCIPAL ACCOUNTING POLICIES

7       The financial information contained in this report has been prepared in accordance with Accounting Standards currently applicable in the United Kingdom. As explained in paragraph 3 above, we are satisfied that as regards the financial statements of the company no material differences would have arisen had the financial statements been prepared in accordance with USGAAP.
A summary of the more important accounting policies, which have been applied consistently for all the periods covered by this report, except as noted in paragraph 4 above, is set out below.

         BASIS OF ACCOUNTING

The financial statements are prepared in accordance with the historical cost convention.

         CASH FLOW STATEMENT

The company is exempt under FRS1 from the requirement to prepare a cash flow statement on the grounds that it is a small company as defined by FRS1.

         TANGIBLE FIXED ASSETS

The cost of tangible fixed assets is their purchase cost, together with any incidental costs of acquisition.

Depreciation is calculated to write off the cost of tangible fixed assets by equal installments over the estimated useful economic lives of the assets concerned. The principal annual rates of depreciation used for this purpose are set out below:

                                                      %

Leasehold improvements                               20
Plant, machinery, fixtures and fittings              20
Motor vehicles                                       20

        INTANGIBLE FIXED ASSETS

The purchase cost of intellectual property, know how and other intangible assets are written off to the profit and loss account as the expenditure is incurred.

        DEVELOPMENT EXPENDITURE

Development expenditure relating to specific projects intended for commercial exploitation is carried forward where the ultimate commercial viability has been assessed with reasonable certainty. Such expenditure is amortised over the period expected to benefit. Expenditure on pure and applied research and for products where the long term commercial viability has not been established with reasonable certainty is written off as incurred.

        FINANCE AND OPERATING LEASES

Where the company enters into a lease which entails taking substantially all the risks and rewards of ownership of an asset, the lease is treated as a finance lease. The asset is recorded in the balance sheet as a tangible fixed asset and is depreciated over its estimated useful life or the term of the lease, whichever is shorter. Future instalments under such leases, net of finance charges, are included in creditors. Rentals payable are apportioned between the finance element, which is charged to the profit and loss account, and the capital element, which reduces the outstanding obligation for future instalments.

All other leases are accounted for as operating leases and the rental charges are charged to the profit and loss account on a straight line basis over the life of the lease.

        PENSION COSTS

The company operates a defined contribution pension scheme for the benefit of certain employees. Pension costs charged to the profit and loss account in the period represent contributions payable during the period.

        FOREIGN CURRENCY

Transactions in foreign currency are recorded using the rate of exchange ruling at the time of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated using the rate of exchange ruling at the balance sheet date and the gains and losses on translation are included in the profit and loss account.

        INVESTMENTS

Fixed asset investments are stated at cost.

        STOCKS AND WORK IN PROGRESS

Stocks and work in progress held for development purposes are written off to the profit and loss account in the period in which the expenditure is incurred. Stocks and work in progress are only recognised where the sales of the products to which they relate can be determined with reasonable accuracy.

Where stocks and work in progress are recognised stocks and work in progress are stated at the lower of cost and net realisable value. Cost is determined on a first in, first out basis. In the case of manufactured products, cost includes all direct expenditure and production overheads based upon a normal level of activity. Net realisable value is the price at which the stock can be realised in the normal course of business after allowing for the costs of realisation and, where appropriate, the cost of conversion from its existing state to a finished condition. Provision is made for obsolete, slow-moving and defective stocks.

        DEFERRED TAXATION

Provision is made for deferred taxation at the rate of corporation tax expected to be in force when the timing differences reverse (the liability method), to the extent that it is anticipated that a liability will arise.

        WARRANTY CLAIMS

Provision is made for the estimated liability on all products under warranty for which claims have been received.

        TURNOVER

Turnover, which excludes value added tax, represents the invoiced value of goods despatched and services rendered during the period.

        GOVERNMENT GRANTS

Government grants based on revenue expenditure are accrued and credited to the profit and loss account as the related expenditure is incurred.

PROFIT AND LOSS ACCOUNTS

7        The profit and loss accounts for the period ended 31 May 1996 and each of the two years in the period ended 30 September 1995 are set out below:

                                                NOTES           8 MONTHS                YEAR               YEAR
                                                                   ENDED               ENDED              ENDED
                                                                  31 MAY        30 SEPTEMBER       30 SEPTEMBER
                                                                    1996                1995               1994
                                                                                                   (AS RESTATED)
                                                          POUND STERLING      POUND STERLING     POUND STERLING
Turnover                                            2          1,114,307           1,297,211          1,299,794
Change in stocks of finished
goods and work in progress                                        33,596             (11,366)           (66,937)
Own work capitalised                                                   -                   -            165,250
Other operating income                                            43,665             109,068            147,811
Raw materials and consumables                                   (701,479)           (502,494)          (556,266)
Other external charges                                          (266,875)           (407,079)          (534,662)
Staff costs                                                     (268,616)           (504,344)          (627,174)
Depreciation and other amounts
written off tangible fixed assets                                (47,007)            (61,437)           (30,168)
Other operating charges                                          (13,837)             (4,922)            (1,059)
                                                               ---------           ---------          ---------
Operating loss                                                  (106,246)            (85,363)          (203,411)
Income from participating
interests                                                          2,812               8,437                  -
Interest payable and similar
charges                                             3            (68,342)            (73,515)           (38,292)
                                                               ---------           ---------          ---------
Loss on ordinary activities before
taxation                                            4           (171,776)           (150,441)          (241,703)
Tax on loss on ordinary activities                  5               (562)             (1,687)                 -
                                                               ---------           ---------          ---------
Loss for the period                                14           (172,338)           (152,128)          (241,703)
                                                               =========           =========          =========

The company has no recognised gains and losses other than the losses above and therefore no separate statement of total recognised gains and losses has been presented.

There is no difference between the operating loss and the loss for the period stated above, and their historical cost equivalents.

Turnover and operating loss for the period are derived from the continuing operations of the company.

BALANCE SHEETS

8        The balance sheet at 31 May 1996, 30 September 1995 and 30 September
1994 are set out below:

                                        NOTES               1996                1995                1994
                                                                                            (AS RESTATED)
                                                  POUND STERLING      POUND STERLING      POUND STERLING
FIXED ASSETS
Tangible assets                             6            112,517             167,707             255,049
Investments                                 7              2,700               2,250               2,250
                                                      ----------          ----------          ----------
                                                         115,217             169,957             257,299
                                                      ----------          ----------          ----------
CURRENT ASSETS
Stocks                                      8            132,019              87,605             110,208
Debtors                                     9            344,605             360,529             289,281
Cash at bank and in hand                                    --                  --                   192
                                                      ----------          ----------          ----------
                                                         476,624             448,134             399,681
CREDITORS: amounts falling due
 within one year                           10           (761,491)           (567,598)           (574,323)
                                                      ----------          ----------          ----------
NET CURRENT LIABILITIES                                 (284,867)           (119,464)           (174,642)
                                                      ----------          ----------          ----------
TOTAL ASSETS LESS CURRENT                               (169,650)             50,493              82,657
LIABILITIES
CREDITORS: amounts falling due
 after more than one year                  11           (518,979)           (566,784)           (446,820)
                                                      ----------          ----------          ----------
NET LIABILITIES                                         (688,629)           (516,291)           (364,163)
                                                      ==========          ==========          ==========
CAPITAL AND RESERVES
Called-up share capital                    12            403,010             403,010             403,010
Share premium account                      13            119,790             119,790             119,790
Profit and loss account                    14         (1,211,429)         (1,039,091)           (886,963)
                                                      ----------          ----------          ----------
TOTAL SHAREHOLDERS' FUNDS                  15           (688,629)           (516,291)           (364,163)
                                                      ==========          ==========          ==========
TOTAL SHAREHOLDERS' FUNDS CAN BE
FURTHER ANALYSED AS FOLLOWS:
Equity shareholders' funds                            (1,120,014)           (929,711)           (748,737)
Non-equity shareholders' funds             22            431,385             413,420             384,574
                                                      ----------          ----------          ----------
                                                        (688,629)           (516,291)           (364,163)
                                                      ==========          ==========          ==========

9        In the preparation of the company's annual accounts advantage has been taken of special exemptions applicable to small companies conferred by Part I of schedule 8 to the Companies Act 1985, because, in the directors' opinion, as it meets the conditions, the company is entitled to these exemptions as a small company.

NOTES TO THE FINANCIAL STATEMENTS FOR THE YEARS ENDED 30 SEPTEMBER 1994, 30 SEPTEMBER 1995 AND THE PERIOD ENDED 31 MAY 1996

1        BASIS OF PREPARING THE FINANCIAL STATEMENTS

The company has developed laser technology for use in medical and cosmetic treatment of skin. Recently the company has successfully launched a product used for hair depilation and is currently in the process of satisfying an increasing demand for this product.

On 4 June 1996, 81% of the equity share capital and 100% of the preference share capital was acquired by Mehl/Biophile International Corporation. Mehl/Biophile have committed themselves to finance the continuing development of the company.

The financial statements have been prepared on a going concern basis which assumes that the company will continue in operational existence for the foreseeable future. The validity of this assumption depends on the new shareholder providing adequate finance to fund the ongoing requirements of the company until profitability is achieved.

If the company were unable to continue in operational existence for the foreseeable future, adjustments would have to be made to reduce the balance sheet values of assets to their recoverable amounts, to provide for further liabilities that might arise and to reclassify fixed assets and long term liabilities as current assets and liabilities.

The directors believe it is appropriate for the financial statements to be prepared on a going concern basis.

2        TURNOVER

The turnover and loss for the period are attributable to the principal activity of the company. No disclosures of dis-aggregated information are included in these financial statements, as, in the opinion of the directors such disclosure would be seriously prejudicial to the interests of the company.

3        INTEREST PAYABLE AND SIMILAR CHARGES

                                                                  8 MONTHS           12 MONTHS           12 MONTHS
                                                                     ENDED               ENDED               ENDED
                                                                    31 MAY        30 SEPTEMBER        30 SEPTEMBER
                                                                      1996                1995                1994
                                                            POUND STERLING      POUND STERLING      POUND STERLING
On debentures, bank loans overdrafts, and other loans:
Due within 5 years, not by instalments                               4,544              14,247              16,122
Due within 5 years, by instalments                                  34,196               1,302                --
Due in more than five years by instalments                          22,378              57,966              22,170
Premium on early redemption of convertible loan                      7,224                --                  --
                                                                    ------              ------              ------
                                                                    68,342              73,515              38,292
                                                                    ======              ======              ======


4        LOSS ON ORDINARY ACTIVITIES BEFORE TAXATION

                                                           8 MONTHS            12 MONTHS            12 MONTHS
                                                              ENDED                ENDED                ENDED
                                                             31 MAY         30 SEPTEMBER         30 SEPTEMBER
                                                               1996                 1995                 1994
                                                     POUND STERLING       POUND STERLING       POUND STERLING
Loss on ordinary activities before taxation is
stated after charging:
Directors' remuneration                                      67,172               50,755               69,290
Auditors' remuneration and expenses                          10,000                7,500                5,950
Depreciation of tangible fixed assets                        47,007               61,437               30,168
Operating leases - land and buildings                        15,470               41,880               45,456
and after crediting:
UK government grants receivable                              43,665               99,068              137,811
                                                            =======              =======              =======

5        TAX ON LOSS ON ORDINARY ACTIVITIES

                                                  8 MONTHS          12 MONTHS          12 MONTHS
                                                     ENDED              ENDED              ENDED
                                                    31 MAY       30 SEPTEMBER       30 SEPTEMBER
                                                      1996               1995               1994
                                            POUND STERLING     POUND STERLING     POUND STERLING
Tax credit on franked investment income                562              1,687                 --
                                                     =====              =====             ======


Due to the losses incurred during the periods there is no liability for taxation required.

6        TANGIBLE FIXED ASSETS

                                                                ACCUMULATED                  NET
                                                  COST         DEPRECIATION                 BOOK
                                                                                           VALUE
                                        POUND STERLING       POUND STERLING       POUND STERLING
Leasehold improvements                          34,624               24,815                9,809
Machinery, equipment and fittings              222,026              121,871              100,155
Motor vehicles                                  10,083                7,530                2,553
                                               -------              -------              -------
                                               266,733              154,216              112,517
                                               =======              =======              =======

7        INVESTMENTS

The investments are stated at cost and comprise of shares owned in private companies which are associated undertakings and are not listed on a recognised stock exchange. The market value of these shares is considered by the directors to be greater than the book value.

8        STOCKS

                                                    1996                 1995                 1994
                                                                                      (AS RESTATED)
                                          POUND STERLING       POUND STERLING       POUND STERLING
Raw materials and consumables                     98,423               87,605               98,842
Work in progress                                    --                   --                 11,366
Finished goods and goods for resale               33,596                 --                   --
                                                 -------              -------              -------
                                                 132,019               87,605              110,208
                                                 =======              =======              =======

9        DEBTORS

                                                        1996                 1995                 1994
                                              POUND STERLING       POUND STERLING       POUND STERLING
Trade debtors                                        236,090              275,382              228,626
Amounts owed by associated undertakings                 --                  6,750                 --
Prepayments and accrued income                        72,668               78,397               60,655
Other debtors                                         35,847                 --                   --
                                                     -------              -------              -------
                                                     344,605              360,529              289,281
                                                     =======              =======              =======

10       CREDITORS:  AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                         1996                 1995                 1994
                                               POUND STERLING       POUND STERLING       POUND STERLING
Debenture loans (see note 11)                          53,673               34,737               28,140
Bank loans and overdraft (see (a) below)              120,315              172,419              204,949
Payments received on account                           53,604                6,964               20,000
Trade creditors                                       301,978              208,380              238,327
Other taxation and social security                     28,359               50,009               30,150
Accruals and deferred income                          203,562               95,089               52,757
                                                      -------              -------              -------
                                                      761,491              567,598              574,323
                                                      =======              =======              =======

(a) The bank overdraft is secured by a fixed and floating charge over the assets and undertakings of the company.

11       CREDITORS:  AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

                                                   1996                 1995                 1994
                                         POUND STERLING       POUND STERLING       POUND STERLING
Debenture loan (see (a) below)                  333,054              351,990              365,320
Bank loans (see (b) below)                       99,869              128,738                 --
Other loans (see (c) below)                      81,500               81,500               81,500
Convertible loans  (see (d) below)                4,556                4,556                 --
                                                -------              -------              -------
                                                518,979              566,784              446,820
                                                =======              =======              =======

The above loans were repayable as follows:

                                               1996                 1995                 1994
                                     POUND STERLING       POUND STERLING       POUND STERLING
Repayable in 1-2 years                      109,568               73,777               31,595
Repayable in 2-5 years                      297,911              332,122              180,026
Repayable in more than 5 years              111,500              160,885              235,199
                                            -------              -------              -------
                                            518,979              566,784              446,820
                                            =======              =======              =======

(a) Debenture loans were issued to enable the company to continue developing its product ranges. The debenture loans are made up of 2 loans from 3i plc. The first loan attracts interest at a rate of 11.75% per annum and is repayable by quarterly capital and interest instalments of pound sterling 15,265 and was due to be repaid in the year ended 30 September 2001. The second loan attracts interest in arrears at the rate of 3 1/2% above the higher of 5% per annum and the relevant LIBOR rate and was repayable in 5 equal annual instalments of pound sterling 30,000 which were due to commence on 31 December 1997. Attached to the second loan were share options which give 3i plc the right to subscribe for 10% of the company's equity share capital at pound sterling 25 per share up until 31 December 2002. Both loans are secured by a second fixed and floating charge over the assets and undertaking of the company.

(b) During the year ended 30 September 1995, pound sterling 150,000 of the bank overdraft was converted to a bank loan. The bank loan was repayable in 48 monthly instalments of pound sterling 3,782 which commenced in February 1996. On inception, the bank loan had a 1 year capital repayment holiday. The loan attracts interest at 3 1/2% above the bank's base rate. The loan is secured by a fixed and floating charge on all the assets of the company and a charge on all the company's worldwide intellectual property rights.

(c) The other loan represented an amount due to a director of the company, B Mair. The amount is unsecured and was only due to be repaid when the 3i Group plc debenture loans were repaid in full. The loan attracted no interest and no movement in the loan took place during the year.

(d) In January 1995 convertible loans were made available to the company by employees of the company. The loans were repayable at any time at par. The earliest the loans could have been converted was in the year 2000 at the option of the lender. The shares would be purchased at a fixed price of pound sterling 25 per share up to a maximum of 1% of the company's authorised equity share capital. The loan attracts interest at 3 1/2% above LIBOR and was payable annually.

Subsequent to 31 May 1996, all the loans were repaid from funds introduced by the new shareholder.

12       SHARE CAPITAL

                                                                  1996                 1995                 1994
                                                        POUND STERLING       POUND STERLING       POUND STERLING
AUTHORISED
11,756 ordinary shares of 10p each                               1,176                1,176                1,176
6,471 convertible 'A' ordinary shares of 10p each                  647                  647                  647
447,050 deferred ordinary shares of 10p each                    44,705               44,705               44,705
100,000 cumulative 9 1/2% A redeemable
preference shares of pound sterling 1 each                     100,000              100,000              100,000
100,000 cumulative 9 1/2% B convertible
redeemable preference shares of pound sterling 1 each          100,000              100,000              100,000
157,455 cumulative 5% C redeemable preference
  shares of pound sterling 1 each                              157,455              157,455              157,455
                                                               -------              -------              -------
                                                               403,983              403,983              403,983
                                                               -------              -------              -------
ALLOTTED, ISSUED AND FULLY PAID
8,050 ordinary shares of 10p each                                  805                  805                  805
900 convertible 'A' ordinary shares of 10p each                     90                   90                   90
446,600 deferred ordinary shares of 10p each                    44,660               44,660               44,660
100,000 cumulative 9 1/2% A redeemable
preference shares of pound sterling1 each                      100,000              100,000              100,000
100,000 cumulative 9 1/2% B convertible
redeemable preference shares of pound sterling 1 each          100,000              100,000              100,000
157,455 cumulative 5% C redeemable preference
  shares of pound sterling 1 each                              157,455              157,455              157,455
                                                               -------              -------              -------
                                                               403,010              403,010              403,010
                                                               =======              =======              =======

DIVIDEND RIGHTS

The following are the dividend rights of the non-equity shares in the order of entitlement:

- -        Cumulative 5% 'C' redeemable preference shares - net cash dividend of five pence per annum per share, payable 30 June and 31 December.

- -        Cumulative 9 1/2% 'A' redeemable preference shares and cumulative 9
         1/2% 'B' convertible redeemable preference shares - net cash dividend of nine and a half pence per share, payable 30 June and 31 December.

ARREARS OF DIVIDEND

The following dividends, net of tax credit, were in arrears at 31 May 1996 and covers the period from 1 July 1993 to 31 May 1996:

                                                                  POUND STERLING

'A' Preference shares                                                     27,746
'B' Preference shares                                                     23,191
'C' Preference shares                                                     22,993
                                                                          ------
                                                                          73,930
                                                                          ======

CONVERSION RIGHTS

The 'A' ordinary shares may be converted on a one for one basis into ordinary shares at any time with the agreement of 75% of the holders of 'A' ordinary shares.

At any time before they have been redeemed a certain number of the B preference shares may be sub-divided into 10p shares and converted into a mixture of 'A' ordinary shares and deferred shares. The number which may be converted depends on the number subscribed for, as follows:

The number of 'B' preference shares which may be subdivided and converted shall be determined by the number of 'B' preference shares which have then been subscribed for (regardless of whether or not any such 'B' preference shares were subsequently redeemed) as follows:

                                                               NUMBER OF 'B'
                     TOTAL NUMBER OF 'B'                   PREFERENCE SHARES
                       PREFERENCE SHARES                    TO BE SUBDIVIDED
                          SUBSCRIBED FOR                       AND CONVERTED
                                  25,000                               6,400
                                  50,000                              13,150
                                  75,000                              20,275
                                 100,000                              27,775

The number of deferred shares and 'A' ordinary shares resulting from the subdivision and conversion will be determined by the number of 'B' preference shares being subdivided and converted as follows:

               NUMBER OF 'B'
           PREFERENCE SHARES               NUMBER OF                    NUMBER
              SUBDIVIDED AND            'A' ORDINARY               OF DEFERRED
               AND CONVERTED        SHARES RESULTING          SHARES RESULTING
                       6,400                     224                    63,776
                      13,150                     466                   131,034
                      20,275                     720                   202,030
                      27,775                     989                   276,761

REDEMPTION RIGHTS

The redeemable shares were due to be redeemed at par, as follows:

                                NUMBER OF SHARES
DATE                              TO BE REDEEMED
A PREFERENCE SHARES
        30 June 1995                      33,333
        30 June 1996                      33,333
        30 June 1997                      33,334

B PREFERENCE SHARES
        30 June 1998                      50,000
        30 June 1999                      50,000
C PREFERENCE SHARES
        30 June 2000                     175,455

The company may, with the agreement of the individual preference shareholders, redeem shares earlier than these due dates. The company did not redeem the A preference shares due for redemption on 30 June 1995 and was in discussions with the preference shareholders, regarding the redemption of the preference shares. All of the preference shares were acquired by Mehl/Biophile International Corporation in June 1996 (see note 19).

13      SHARE PREMIUM ACCOUNT

                                                              1996                 1995                 1994
                                                    POUND STERLING       POUND STERLING       POUND STERLING
Share premium account at the beginning of the
period and end of the period                               119,790              119,790              119,790
                                                           =======              =======              =======

14       PROFIT AND LOSS ACCOUNT

The movements on the profit and loss account for each of the three periods are set out below:

                                                                      1996                1995                1994
                                                                                                      (as restated)
                                                            POUND STERLING      POUND STERLING      POUND STERLING
Profit and loss account at beginning of the period              (1,039,091)           (886,963)           (645,260)
Loss for the period                                               (172,338)           (152,128)           (241,703)
                                                                ----------          ----------          ----------
Profit and loss account at the end of the period                (1,211,429)         (1,039,091)           (886,963)
                                                                ==========          ==========          ==========


15       RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS FUNDS

The movements in shareholders funds for each of the three periods are set out below:

                                                                   1996              1995            1994
                                                                                             (as restated)
                                                         POUND STERLING    POUND STERLING  POUND STERLING
Issue of share capital including share premium                        -                 -          75,000
Loss for the period                                            (172,338)         (152,128)       (241,703)
Shareholders' funds at the beginning of the period             (516,291)         (364,163)       (197,460)
                                                                -------           -------         -------
Shareholders' funds at the end of the period                   (688,629)         (516,291)       (364,163)
                                                                =======           =======         =======

16       FINANCIAL COMMITMENTS

The annual commitments under non cancellable operating leases on land and buildings at the end of each of the three periods are set out below:

                                            1996              1995              1994
                                                                         AS RESTATED
                                  POUND STERLING    POUND STERLING    POUND STERLING
Expiring in over 5 years                  43,556            24,000            45,450
                                          ======            ======            ======

17       PENSION SCHEMES

The pension costs charged represent contributions payable by the company.

                                             8 MONTHS           12 MONTHS           12 MONTHS
                                                ENDED               ENDED               ENDED
                                               31 MAY        30 SEPTEMBER        30 SEPTEMBER
                                                 1996                1995                1994
                                       POUND STERLING      POUND STERLING      POUND STERLING
Defined contributions scheme                    6,014              11,983              12,860
                                               ======              ======              ======

The company operates a defined contribution scheme for some of its employees. The assets of the scheme are held separately from those of the company. The pension cost charge for the period represents contributions payable by the company to the fund.

18       CAPITAL EXPENDITURE

There were no capital commitments at any of the period ends whether they were contracted for but not provided or authorised by directors but not contracted for.

19       SIGNIFICANT EVENTS

On 4 June 1996, Mehl/Biophile International Corporation a company incorporated in the United States of America, acquired 81% of the equity share capital of the company and 100% of the preference share capital. Mehl/Biophile has injected a substantial amount of funds into the company in order that all borrowings have been repaid in 1996.

20       CONTINGENT LIABILITY

The company sells high technology products under warranty. Provision is made for any expected claim under the warranties, although, to date, the company's experience of warranty claims is limited. Based on current experience, the directors do not expect any future cost to the company in excess of the level of provisions for which warranties are included in these financial statements.

The company sold certain intellectual property under a joint user arrangement. There is a dispute on the availability of such intellectual property to the company under this joint sales arrangement. No loss to the company is expected as a result of this dispute.

21       RELATED PARTY TRANSACTIONS

During the period ended 31 May 1996 the company was charged pound sterling 10,000 consultancy fees by one of its associated undertakings, S L Sensors Limited. B Mair is a director and shareholder of S L Sensors Limited. These related party transactions were carried out on an arm's length basis.

22       NON-EQUITY SHAREHOLDERS' FUNDS

Non-equity shareholders' funds may be further analysed as follows:

                                                                   1996              1995              1994
                                                         POUND STERLING    POUND STERLING    POUND STERLING
Cumulative 9 1/2% 'A' redeemable preference
shares                                                          100,000           100,000           100,000
Cumulative 9 1/2% 'B' convertible redeemable
preference shares                                               100,000           100,000           100,000
Cumulative 5% 'C' redeemable preference shares                  157,455           157,455           157,455
Arrears of dividends on preference shares                        73,930            55,965            27,119
                                                                -------           -------           -------
                                                                431,385           413,420           384,574
                                                                =======           =======           =======


Yours faithfully


COOPERS & LYBRAND

                                                          Registered no: 2714095




                         SLS (WALES) LIMITED
                         Financial report
                         for the period ended 31 May 1996

SLS (WALES) LIMITED


FINANCIAL REPORT
FOR THE PERIOD ENDED 31 MAY 1996

                                                                         PAGES

DIRECTORS AND ADVISERS                                                     1

DIRECTORS' REPORT AND STATEMENT OF DIRECTORS' RESPONSIBILITIES           2 - 4

REPORT OF THE AUDITORS                                                   5 - 6

PROFIT AND LOSS ACCOUNT                                                    7

BALANCE SHEET                                                              8

NOTES TO THE FINANCIAL STATEMENTS                                        9 - 22

SLS (WALES) LIMITED

DIRECTORS AND ADVISERS

EXECUTIVE DIRECTORS
  T Mehl
  R M Clement
  T J Chapple


SECRETARY AND REGISTERED OFFICE
  I Hughes
  46/47 Bloomsbury Square
  London
  WC1A 2RU



AUDITORS
  Coopers & Lybrand
  Princess House
  Princess Way
  SWANSEA
  SA1 5LH


SOLICITORS
  Eversheds, Phillips & Buck
  Fitzalan House
  Fitzalan Road
  CARDIFF
  CF2 1XZ


BANKERS
  Barclays Bank Plc
  PO Box 756
  Slough
  SL1 4SG

SLS (WALES) LIMITED

DIRECTORS' REPORT
FOR THE PERIOD ENDED 31 MAY 1996

The directors present their report and the audited financial statements for the period ended 31 May 1996. The comparative figures are for the year ended 30 September 1995.

PRINCIPAL ACTIVITIES

The profit and loss account for the period is set out on page 7.

The principal activities of the company are the development, manufacture and marketing of lasers, and associated consultancy and research work. The company is committed to a programme of continued development of its product range.

SIGNIFICANT EVENTS

On 4 June 1996, Mehl/Biophile International Corporation, a company incorporated in the United States of America, acquired 81% of the equity share capital of the company and 100% of the preference share capital. Mehl/Biophile has injected a substantial amount of funds into the company in order that all borrowings have been repaid in full in June 1996.

DIVIDENDS

The directors do not recommend the payment of a dividend in respect of the period ended 31 May 1996.

DIRECTORS

The directors of the company at 31 May 1996, both of whom have been directors for the whole of the period then ended, were:

B Mair (Chairman)
R M Clement

Subsequent to the end of the financial period B Mair resigned as director of the company on 4 June 1996 and T Mehl was appointed a director on 4 June 1996 and T J Chapple was appointed a director on 1 August 1996.

SLS (WALES) LIMITED

Directors' interests in shares

The interests of the directors of the company in the shares of the company at 31 May 1996, together with their interests at 1 October 1995 were as follows:

                       10p ordinary shares       10p deferred ordinary shares
                     31 May       1 October          31 May       1 October
                       1996            1995            1996            1995
B Mair                3,900           3,900         446,100         446,100
R M Clement           2,500           2,500             500             500

None of the directors hold any other interests in any other classes of shares issued by the company.

During the year ended 30 September 1994 a share option scheme was created. The only director included was B Mair. At 31 May 1996 no options had been granted or exercised.

DIRECTORS' RESPONSIBILITIES

The directors are required by UK company law to prepare financial statements for each financial period that give a true and fair view of the state of affairs of the company as at the end of the financial period and of the profit or loss and total recognised gains or losses of the company for that period.

The directors confirm that suitable accounting policies have been used and applied consistently, and reasonable and prudent judgements and estimates have been made, in the preparation of the financial statements for the period ended 31 May 1996. The directors also confirm that applicable accounting standards have been followed and that the financial statements have been prepared on the going concern basis.

The directors are responsible for keeping proper accounting records, for taking reasonable steps to safeguard the assets of the company and to prevent and detect fraud and other irregularities.

TAXATION STATUS

The company is not a close company within the meaning of the Income and Corporation Taxes Act 1988 and this position has not changed since the end of the financial year.

AUDITORS

A resolution to reappoint the auditors, Coopers & Lybrand, will be proposed at the annual general meeting.

SLS (WALES) LIMITED

EXEMPTIONS

In preparing the directors report, advantage has been taken of the special exemptions applicable to small companies conferred by Part II of Schedule 8 of the Companies Act 1985.

BY ORDER OF THE BOARD



/s/ IAN HUGHES
- -----------------
Ian Hughes
Company Secretary

SLS (WALES) LIMITED

REPORT OF THE AUDITORS TO THE MEMBERS OF
SLS (WALES) LIMITED

We have audited the financial statements on pages 7 to 22.

RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS

As described on page 3 the company's directors are responsible for the preparation of financial statements. It is our responsibility to form an independent opinion, based on our audit, on those statements and to report our opinion to you.

BASIS OF OPINION

We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

FUNDAMENTAL UNCERTAINTY

In forming our opinion we have considered the adequacy of the disclosures made in the financial statements concerning the basis of preparation. The financial statements have been prepared on a going concern basis, the validity of which depends upon the company achieving profitability and upon the new shareholder continuing to support the company through the provision of additional finance until such profits are achieved.

The financial statements do not include any adjustments that would result from a failure to achieve future profitability nor from a failure of the new shareholder to continue to provide support until such profitability is achieved. Details of the circumstances relating to this fundamental uncertainty are disclosed in note 1. Our opinion is not qualified in this respect.

SLS (WALES) LIMITED

REPORT OF THE AUDITORS TO THE MEMBERS OF
SLS (WALES) LIMITED (CONTINUED)

OPINION

In our opinion the financial statements give a true and fair view of the state of the company's affairs at 31 May 1996 and of its loss and total recognised losses for the period then ended and have been properly prepared in accordance with the Companies Act 1985, applicable to small companies.


COOPERS & LYBRAND

CHARTERED ACCOUNTANTS AND REGISTERED AUDITORS
SWANSEA, 8 AUGUST 1996

SLS (WALES) LIMITED

PROFIT AND LOSS ACCOUNT
FOR THE PERIOD ENDED 31 MAY 1996



                                                           NOTES              1996               1995
                                                                    POUND STERLING     POUND STERLING
TURNOVER                                                       3         1,114,307          1,297,211

Change in stocks of finished goods and work in
progress                                                                    33,596            (11,366)
Other operating income                                                      43,665            109,068
Raw materials and consumables                                             (701,479)          (502,494)
Other external charges                                                    (266,875)          (407,079)
Staff costs                                                               (268,616)          (504,344)
Depreciation and other amounts written off
tangible fixed assets                                                      (47,007)           (61,437)
Other operating charges                                                    (13,837)            (4,922)
                                                                           -------            -------
OPERATING LOSS                                                            (106,246)           (85,363)
Income from participating interests                                          2,812              8,437
Interest payable and similar charges                           4           (68,342)           (73,515)
                                                                           -------            -------
LOSS ON ORDINARY ACTIVITIES BEFORE TAXATION                    5          (171,776)          (150,441)
Tax on loss on ordinary activities                             7              (562)            (1,687)
                                                                           -------            -------
LOSS FOR THE PERIOD                                           16          (172,338)          (152,128)
                                                                           =======            =======


The company has no recognised gains and losses other than the losses above and therefore no separate statement of total recognised gains and losses has been presented.

There is no difference between the operating loss and the loss for the period stated above, and their historical cost equivalents.

Turnover and operating loss for the period are derived from the continuing operations of the company.

SLS (WALES) LIMITED

BALANCE SHEET
AT 31 MAY 1996

                                                                31 MAY 1996                         30 SEPTEMBER 1995
                                             NOTES   POUND STERLING     POUND STERLING      POUND STERLING      POUND STERLING
FIXED ASSETS
Tangible assets                                  9                             112,517                                 167,707
Investments                                     10                               2,700                                   2,250
                                                                             ---------                               ---------
                                                                               115,217                                 169,957
CURRENT ASSETS
Stocks                                          11          132,019                                 87,605
Debtors                                         12          344,605                                360,529
                                                            -------                                -------
                                                            476,624                                448,134
CREDITORS: amounts falling due
 within one year                                13         (761,491)                              (567,598)
                                                            -------                                -------
NET CURRENT LIABILITIES                                                       (284,867)                               (119,464)
                                                                             ---------                               ---------
TOTAL ASSETS LESS CURRENT LIABILITIES                                         (169,650)                                 50,493
CREDITORS: amounts falling due
 after more than one year
 (including convertible debt)                   14                            (518,979)                               (566,784)
                                                                             ---------                               ---------
NET LIABILITIES                                                               (688,629)                               (516,291)
                                                                             =========                               =========
CAPITAL AND RESERVES
Called-up share capital                         15                             403,010                                 403,010
Share premium account                           16                             119,790                                 119,790
Profit and loss account                         16                          (1,211,429)                             (1,039,091)
                                                                             ---------                               ---------
TOTAL SHAREHOLDERS' FUNDS                       19                            (688,629)                               (516,291)
                                                                             =========                               =========
TOTAL SHAREHOLDERS' FUNDS CAN BE
FURTHER ANALYSED AS FOLLOWS:
Equity shareholders' funds                                                  (1,120,014)                               (929,711)
Non-equity shareholders' funds                  23                             431,385                                 413,420
                                                                             ---------                               ---------
                                                                              (688,629)                               (516,291)
                                                                             =========                               =========


In the preparation of the company's annual accounts advantage has been taken of special exemptions applicable to small companies conferred by Part I of schedule 8 to the Companies Act 1985, because, in the directors' opinion, as it meets the conditions, the company is entitled to these exemptions as a small company.

The financial statements on pages 7 to 22 were approved by the board of directors on 8 August 1996 and were signed on its behalf by:


/s/ ROBERT MARC CLEMENT
- -----------------------
Robert Marc Clement
DIRECTOR

SLS (WALES) LIMITED

NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIOD ENDED 31 MAY 1996

1        BASIS OF PREPARING THE FINANCIAL STATEMENTS

The company has developed laser technology for use in medical and cosmetic treatment of skin. Recently the company has successfully launched a product used for hair depilation and is currently in the process of satisfying an increasing demand for this product.

On 4 June 1996, 81% of the equity share capital and 100% of the preference share capital was acquired by Mehl/Biophile International Corporation. Mehl/Biophile have committed themselves to finance the continuing development of the company.

The financial statements have been prepared on a going concern basis which assumes that the company will continue in operational existence for the foreseeable future. The validity of this assumption depends on the new shareholder providing adequate finance to fund the ongoing requirements of the company until profitability is achieved.

If the company were unable to continue in operational existence for the foreseeable future, adjustments would have to be made to reduce the balance sheet values of assets to their recoverable amounts, to provide for further liabilities that might arise and to reclassify fixed assets and long term liabilities as current assets and liabilities.

The directors believe it is appropriate for the financial statements to be prepared on a going concern basis.

2        PRINCIPAL ACCOUNTING POLICIES

The financial statements have been prepared in accordance with applicable Accounting Standards in the United Kingdom. A summary of the more important accounting policies, which have been applied consistently, is set out below.

BASIS OF ACCOUNTING

The financial statements are prepared in accordance with the historical cost convention.

CASH FLOW STATEMENT

The company is exempt under FRS1 from the requirement to prepare a cash flow statement on the grounds that it is a small company as defined by FRS1.

SLS (WALES) LIMITED

TANGIBLE FIXED ASSETS

The cost of tangible fixed assets is their purchase cost, together with any incidental costs of acquisition.

Depreciation is calculated to write off the cost of tangible fixed assets by equal instalments over the estimated useful economic lives of the assets concerned. The principal annual rates of depreciation used for this purpose are set out below:

                                                      %

Leasehold improvements                               20
Plant, machinery, fixtures and fittings              20
Motor vehicles                                       20

INTANGIBLE FIXED ASSETS

The purchase cost of intellectual property, know how and other intangible assets are written off to the profit and loss account as the expenditure is incurred.

DEVELOPMENT EXPENDITURE

Development expenditure relating to specific projects intended for commercial exploitation is carried forward where the ultimate commercial viability has been assessed with reasonable certainty. Such expenditure is amortised over the period expected to benefit. Expenditure on pure and applied research and for products where the long term commercial viability has not been established with reasonable certainty is written off as incurred.

FINANCE AND OPERATING LEASES

Where the company enters into a lease which entails taking substantially all the risks and rewards of ownership of an asset, the lease is treated as a finance lease. The asset is recorded in the balance sheet as a tangible fixed asset and is depreciated over its estimated useful life or the term of the lease, whichever is shorter. Future installments under such leases, net of finance charges, are included in creditors. Rentals payable are apportioned between the finance element, which is charged to the profit and loss account, and the capital element, which reduces the outstanding obligation for future installments.

All other leases are accounted for as operating leases and the rental charges are charged to the profit and loss account on a straight line basis over the life of the lease.

PENSION COSTS

The company operates a defined contribution pension scheme for the benefit of certain employees. Pension costs charged to the profit and loss account in the period represent contributions payable during the period.

SLS (WALES) LIMITED

FOREIGN CURRENCY

Transactions in foreign currency are recorded using the rate of exchange ruling at the time of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated using the rate of exchange ruling at the balance sheet date and the gains and losses on translation are included in the profit and loss account.

INVESTMENTS

Fixed asset investments are stated at cost.

STOCKS AND WORK IN PROGRESS

Stocks and work in progress held for development purposes are written off to the profit and loss account in the period in which the expenditure is incurred. Stocks and work in progress are only recognised where the sales of the products to which they relate can be determined with reasonable accuracy.

Where stocks and work in progress are recognised stocks and work in progress are stated at the lower of cost and net realisable value. Cost is determined on a first in, first out basis. In the case of manufactured products, cost includes all direct expenditure and production overheads based upon a normal level of activity. Net realisable value is the price at which the stock can be realised in the normal course of business after allowing for the costs of realisation and, where appropriate, the cost of conversion from its existing state to a finished condition. Provision is made for obsolete, slow-moving and defective stocks.

DEFERRED TAXATION

Provision is made for deferred taxation at the rate of corporation tax expected to be in force when the timing differences reverse (the liability method), to the extent that it is anticipated that a liability will arise.

WARRANTY CLAIMS

Provision is made for the estimated liability on all products under warranty for which claims have been received.

TURNOVER

Turnover, which excludes value added tax, represents the invoiced value of goods dispatched and services rendered during the period.

GOVERNMENT GRANTS

Government grants based on revenue expenditure are accrued and credited to the profit and loss account as the related expenditure is incurred.

SLS (WALES) LIMITED

3        TURNOVER

The turnover and loss for the period are attributable to the principal activity of the company. No disclosures of dis-aggregated information are included in these financial statements, as, in the opinion of the directors such disclosure would be seriously prejudicial to the interests of the company.

4        INTEREST PAYABLE AND SIMILAR CHARGES

                                                                                    1996              1995
                                                                          POUND STERLING    POUND STERLING
On debentures, bank loans overdrafts, and other loans:
Due within 5 years, not by instalments                                             4,544            14,247
Due within 5 years, by instalments                                                34,196             1,302
Due in more than 5 years, by instalments                                          22,378            57,966
Premium on early redemption of convertible loan                                    7,224                 -
                                                                                 -------           -------
                                                                                  68,342            73,515
                                                                                 =======           =======

5        LOSS ON ORDINARY ACTIVITIES BEFORE TAXATION

                                                                                    1996              1995
                                                                          POUND STERLING    POUND STERLING
Loss on ordinary activities before taxation is stated after charging:
Directors' remuneration                                                           67,172            50,755
Auditors' remuneration and expenses                                               10,000             7,500
Depreciation of tangible fixed assets                                             37,507            61,437
Permanent diminution in the value of assets                                        9,500                 -
Operating leases - land and buildings                                             15,470            41,880
and after crediting:
UK government grants receivable                                                   43,665            99,068
                                                                                 =======           =======

SLS (WALES) LIMITED

6        DIRECTORS EMOLUMENTS

Emoluments paid to directors during the period were (including benefits in kind and excluding pension costs):

                                                         1996             1995
                                               POUND STERLING   POUND STERLING
Aggregate emoluments of the directors                  67,172           57,673
                                                      =======           ======
Emoluments of the chairman
 - Salary                                               1,000           13,871
 - Compensation for loss of office                     30,000                -
                                                      -------           ------
                                                       31,000           13,871
                                                      =======           ======
Emoluments of highest paid director                    36,172           24,794
                                                      =======           ======

The number of directors (including the chairman and highest paid director) who received fees and other emoluments (excluding pension contributions) within the following ranges was:

                                                         1996             1995
                                                       NUMBER           NUMBER

POUND STERLING 0 - POUND STERLING 5,000                     -                2
POUND STERLING 10,001 - POUND STERLING 15,000               -                1
POUND STERLING 15,001 - POUND STERLING 20,000               -                1
POUND STERLING 20,001 - POUND STERLING 25,000               -                1
POUND STERLING 30,001 - POUND STERLING 35,000               2                -

One director, B Mair has waived emoluments of pound sterling 20,000 (1995: pound sterling 16,664) for the period ended 31 May 1996.

7        TAX ON LOSS ON ORDINARY ACTIVITIES

                                                        1996                 1995
                                              POUND STERLING       POUND STERLING
Tax credit on franked investment income                  562                1,687
                                                       =====                =====

Due to the losses incurred during the period there is no liability for taxation required.

SLS (WALES) LIMITED

8        INTANGIBLE FIXED ASSETS

                                           INTELLECTUAL
                                               PROPERTY      DEVELOPMENTS
                                                 RIGHTS             COSTS             TOTAL
                                         POUND STERLING    POUND STERLING    POUND STERLING
COST
At 1 October 1995 and 31 May 1996               150,000           367,924           517,924
                                                -------           -------           -------
AMORTISATION
At 1 October 1995 and 31 May 1996               150,000           367,924           517,924
                                                -------           -------           -------
NET BOOK VALUE
At 31 May 1996 and 30 September 1995                  -                 -                 -
                                                =======           =======           =======

9        TANGIBLE FIXED ASSETS

                                                       MACHINERY,
                                  LEASEHOLD             EQUIPMENT                  MOTOR
                               IMPROVEMENTS          AND FITTINGS               VEHICLES                 TOTAL
                             POUND STERLING        POUND STERLING         POUND STERLING        POUND STERLING
COST OR VALUATION
At 1 October 1995                    34,624               230,209                 10,083               274,916
Additions                              --                   4,979                   --                   4,979
Transfer to stocks                     --                  (6,334)                  --                  (6,334)
Disposals                              --                  (6,828)                  --                  (6,828)
                                   --------              --------               --------              --------
AT 31 MAY 1996                       34,624               222,026                 10,083               266,733
                                   --------              --------               --------              --------
DEPRECIATION
At 1 October 1995                    20,198                80,825                  6,186               107,209
Charge for the period                 4,617                41,046                  1,344                47,007
                                   --------              --------               --------              --------
AT 31 MAY 1996                       24,815               121,871                  7,530               154,216
                                   --------              --------               --------              --------
NET BOOK VALUE
AT 31 MAY 1996                        9,809               100,155                  2,553               112,517
                                   ========              ========               ========              ========
At 30 September 1995                 14,426               149,384                  3,897               167,707
                                   ========              ========               ========              ========

Machinery, equipment and fittings includes plant and machinery costs for the development of products by the company which are held for the purpose of hire or resale.

SLS (WALES) LIMITED

10       INVESTMENTS

                                                ASSOCIATED
                                              UNDERTAKINGS                 TOTAL
                                            POUND STERLING        POUND STERLING
COST
At 1 October 1995                                   2,250                  2,250
Additions                                             450                    450
                                                    -----                  -----
AT 31 MAY 1996                                      2,700                  2,700
                                                    -----                  -----
NET BOOK VALUE
AT 31 MAY 1996                                      2,700                  2,700
                                                    =====                  =====
At 30 September 1995                                2,250                  2,250
                                                    =====                  =====

Associated undertakings are made up as follows:

                                                            THE CHARING                     S L
                                                         CROSS HOSPITAL                 SENSORS
                                                             SKIN LASER                 LIMITED
                                                         CENTRE LIMITED
Cost of shares                                     pound sterling 2,250      pound sterling 450

Country of incorporation                                        England                 England

Type of shares held                                    pound sterling 1        pound sterling 1
                                                        ordinary shares         ordinary shares

Proportion of shares held                                           45%                     45%

Principal activity                                         Treatment of             Development
                                                         skin disorders                     and
                                                                 by the             manufacture
                                                            application              of medical
                                                               of laser             supervisory
                                                             technology                products

Profit for the year ended 31 December 1995        pound sterling 41,775                       -

Capital and reserves at 31 December 1995          pound sterling 38,300                       -

SL Sensors Limited commenced to trade in May 1996 and, as a result, no audited accounts are available.

The accounts of The Charing Cross Hospital Skin Laser Centre Limited and SL Sensors Limited have not been included in the accounts of SLS (Wales) Limited as SLS (Wales) Limited would qualify as a small group.

SLS (WALES) LIMITED

11       STOCKS

                                                          1996             1995
                                                POUND STERLING   POUND STERLING
Raw materials and consumables                           98,423           87,605
Finished goods and goods for resale                     33,596                -
                                                       -------           ------
                                                       132,019           87,605
                                                       =======           ======

12       DEBTORS

                                                          1996             1995
                                                POUND STERLING   POUND STERLING
Trade debtors                                          236,090          275,382
Amounts owed by associated undertakings                      -            6,750
Prepayments and accrued income                          72,668           78,397
Other debtors                                           35,847                -
                                                       -------          -------
                                                       344,605          360,529
                                                       =======          =======

13       CREDITORS:  AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                          1996             1995
                                                POUND STERLING   POUND STERLING
Debenture loans (see note 14 below)                     53,673           34,737
Bank loans and overdraft (see (a) below)               120,315          172,419
Payments received on account                            53,604            6,964
Trade creditors                                        301,978          208,380
Other taxation and social security                      28,359           50,009
Accruals and deferred income                           203,562           95,089
                                                       -------          -------
                                                       761,491          567,598
                                                       =======          =======

(a) The bank overdraft is secured by a fixed and floating charge over the assets and undertakings of the company.

SLS (WALES) LIMITED

14       CREDITORS:  AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

                                                        1996             1995
                                              POUND STERLING   POUND STERLING
Debenture loan (see (a) below)                       333,054          351,990
Bank loans (see (b) below)                            99,869          128,738
Other loans (see (c) below)                           81,500           81,500
Convertible loans  (see (d) below)                     4,556            4,556
                                                     -------          -------
                                                     518,979          566,784
                                                     =======          =======

The above loans were repayable as follows:

                                                        1996             1995
                                              POUND STERLING   POUND STERLING
Repayable in 1-2 years                               109,568           73,777
Repayable in 2-5 years                               297,911          332,122
Repayable in more than 5 years                       111,500          160,885
                                                     -------          -------
                                                     518,979          566,784
                                                     =======          =======

(a) Debenture loans were issued to enable the company to continue developing its product ranges. The debenture loans are made up of 2 loans from 3i plc. The first loan attracts interest at a rate of 11.75% per annum and is repayable by quarterly capital and interest instalments of pound sterling 15,265 and was due to be repaid in the year ended 30 September 2001. The second loan attracts interest in arrears at the rate of 3 1/2% above the higher of 5% per annum and the relevant LIBOR rate and was repayable in 5 equal annual instalments of pound sterling 30,000 which were due to commence on 31 December 1997. Attached to the second loan were share options which give 3i plc the right to subscribe for 10% of the company's equity share capital at pound sterling 25 per share up until 31 December 2002. Both loans are secured by a second fixed and floating charge over the assets and undertaking of the company.

(b) During the year ended 30 September 1995, pound sterling 150,000 of the bank overdraft was converted to a bank loan. The bank loan was repayable in 48 monthly instalments of pound sterling 3,782 which commenced in February 1996. On inception, the bank loan had a 1 year capital repayment holiday. The loan attracts interest at 3 1/2% above the bank's base rate. The loan is secured by a fixed and floating charge on all the assets of the company and a charge on all the company's worldwide intellectual property rights.

(c) The other loan represented an amount due to a director of the company, B Mair. The amount is unsecured and was only due to be repaid when the 3i Group plc debenture loans were repaid in full. The loan attracted no interest and no movement in the loan took place during the year.

SLS (WALES) LIMITED

(d) In January 1995 convertible loans were made available to the company by employees of the company. The loans were repayable at any time at par. The earliest the loans could have been converted was in the year 2000 at the option of the lender. The shares would be purchased at a fixed price of pound sterling 25 per share up to a maximum of 1% of the company's authorised equity share capital. The loan attracts interest at 3 1/2% above LIBOR and was payable annually.

Subsequent to 31 May 1996, all the loans were repaid from funds introduced by the new shareholder.

15       SHARE CAPITAL

                                                                   1996                 1995
                                                         POUND STERLING       POUND STERLING
AUTHORISED
11,756 ordinary shares of 10p each                                1,176                1,176
6,471 convertible 'A' ordinary shares of 10p each                   647                  647
447,050 deferred ordinary shares of 10p each                     44,705               44,705
100,000 cumulative 9 1/2% A redeemable preference
  shares of pound sterling 1 each                               100,000              100,000
100,000 cumulative 9 1/2% B convertible redeemable
  preference shares of pound sterling 1 each                    100,000              100,000
157,455 cumulative 5% C redeemable preference
  shares of pound sterling 1 each                               157,455              157,455
                                                                -------              -------
                                                                403,983              403,983
                                                                -------              -------
ALLOTTED, ISSUED AND FULLY PAID
8,050 ordinary shares of 10p each                                   805                  805
900 convertible 'A' ordinary shares of 10p each                      90                   90
446,600 deferred ordinary shares of 10p each                     44,660               44,660
100,000 cumulative 9 1/2% A redeemable preference
  shares of pound sterling 1 each                               100,000              100,000
100,000 cumulative 9 1/2% B convertible redeemable
  preference shares of pound sterling 1 each                    100,000              100,000
157,455 cumulative 5% C redeemable preference
  shares of pound sterling 1 each                               157,455              157,455
                                                                -------              -------
                                                                403,010              403,010
                                                                =======              =======

DIVIDEND RIGHTS

The following are the dividend rights of the non-equity shares in the order of entitlement:-

  - Cumulative 5% 'C' redeemable preference shares - net cash dividend of five pence per annum per share, payable 30 June and 31 December.

  -      Cumulative 9 1/2% 'A' redeemable preference shares and cumulative
         9 1/2% 'B' convertible redeemable preference shares - net cash dividend of nine and half pence per share, payable 30 June and 31 December.

SLS (WALES) LIMITED

ARREARS OF DIVIDEND

The following dividends, net of tax credit, were in arrears at 31 May 1996 and covers the period from 1 July 1993 to 31 May 1996:-

                                                                  POUND STERLING
'A' Preference shares                                                  27,746
'B' Preference shares                                                  23,191
'C' Preference shares                                                  22,993
                                                                       ------
                                                                       73,930
                                                                       ======

CONVERSION RIGHTS

The 'A' ordinary shares may be converted on a one for one basis into ordinary shares at any time with the agreement of 75% of the holders of 'A' ordinary shares.

At any time before they have been redeemed a certain number of the B preference shares may be sub-divided into 10p shares and converted into a mixture of 'A' ordinary shares and deferred shares. The number which may be converted depends on the number subscribed for, as follows:

The number of 'B' preference shares which may be subdivided and converted shall be determined by the number of 'B' preference shares which have then been subscribed for (regardless of whether or not any such 'B' preference shares were subsequently redeemed) as follows:

                                                            NUMBER OF 'B'
                             TOTAL NUMBER OF 'B'        PREFERENCE SHARES
                               PREFERENCE SHARES         TO BE SUBDIVIDED
                                  SUBSCRIBED FOR            AND CONVERTED
                                          25,000                    6,400
                                          50,000                   13,150
                                          75,000                   20,275
                                         100,000                   27,775

The number of deferred shares and 'A' ordinary shares resulting from the subdivision and conversion will be determined by the number of 'B' preference shares being subdivided and converted as follows:

           NUMBER OF 'B'
       PREFERENCE SHARES               NUMBER OF                   NUMBER
          SUBDIVIDED AND            'A' ORDINARY              OF DEFERRED
           AND CONVERTED        SHARES RESULTING         SHARES RESULTING
                   6,400                     224                   63,776
                  13,150                     466                  131,034
                  20,275                     720                  202,030
                  27,775                     989                  276,761

SLS (WALES) LIMITED

REDEMPTION RIGHTS

The redeemable shares were due to be redeemed at par, as follows:

                                                  NUMBER OF SHARES
DATE                                                TO BE REDEEMED
A PREFERENCE SHARES
  30 June 1995                                              33,333
  30 June 1996                                              33,333
  30 June 1997                                              33,334

B PREFERENCE SHARES
  30 June 1998                                              50,000
  30 June 1999                                              50,000

C PREFERENCE SHARES
  30 June 2000                                             157,455

The company may, with the agreement of the individual preference shareholders, redeem shares earlier than these due dates. The company did not redeem the A preference shares due for redemption on 30 June 1995 and was in discussions with the preference shareholders regarding the redemption of the preference shares. All of the preference shares were acquired by Mehl/Biophile International Corporation in June 1996 (see note 20).

16       SHARE PREMIUM ACCOUNT AND RESERVES

                                          SHARE
                                        PREMIUM           PROFIT AND
                                        ACCOUNT         LOSS ACCOUNT
                                 POUND STERLING       POUND STERLING

At 1 October 1995                       119,790           (1,039,091)
Loss for the period                           -             (172,338)
                                        -------            ---------
At 31 May 1996                          119,790           (1,211,429)
                                        =======            =========

17       FINANCIAL COMMITMENTS

At 31 May 1996 the company had annual commitments under non-cancellable operating leases for land and buildings as follows:

                                           1996                 1995
                                 POUND STERLING       POUND STERLING
Expiring in over five years              43,556               24,000
                                         ======               ======

SLS (WALES) LIMITED

18       PENSION COSTS

The company operates a defined contribution pension scheme. The assets of the scheme are held separately from those of the company. The pension cost charge for the period represents contributions payable by the company to the fund and amounted to pound sterling 6,014 (1995: pound sterling 11,983). Contributions amounting to pound sterling 8,164 were payable to the fund and are included in creditors at 31 May 1996.

19       RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS

                                                 1996             1995
                                       POUND STERLING   POUND STERLING
Loss for the financial period                (172,338)        (152,128)
Opening shareholders' funds                  (516,291)        (364,163)
                                              -------          -------
CLOSING SHAREHOLDERS' FUNDS                  (688,629)        (516,291)
                                              =======          =======

20       SIGNIFICANT EVENTS

On 4 June 1996, Mehl/Biophile International Corporation a company incorporated in the United States of America, acquired 81% of the equity share capital of the company and 100% of the preference share capital. Mehl/Biophile has injected a substantial amount of funds into the company in order that all borrowings have been repaid in June 1996.

21       CONTINGENT LIABILITY

The company sells high technology products under warranty. Provision is made for any expected claim under the warranties, although, to date, the company's experience of warranty claims is limited. Based on current experience, the directors do not expect any future cost to the company in excess of the level of provisions for which warranties are included in these financial statements.

The company sold certain intellectual property under a joint user arrangement. There is a dispute on the availability of such intellectual property to the company under this joint sales arrangement. No loss to the company is expected as a result of this dispute.

22       RELATED PARTY TRANSACTIONS

During the period the company was charged pound sterling 10,000 consultancy fees by one of its associated undertakings, SL Sensors Limited. B Mair is a director and shareholder of S L Sensors Limited. These transactions were carried out on an arm's length basis.

SLS (WALES) LIMITED

23       NON-EQUITY SHAREHOLDERS FUNDS

Non-equity shareholders funds may be further analysed as follows:

                                                                               1996             1995
                                                                     POUND STERLING   POUND STERLING
Cumulative 9 1/2% 'A' redeemable preference shares                          100,000          100,000
Cumulative 9 1/2% 'B' convertible redeemable preference shares              100,000          100,000
Cumulative 5% 'C' redeemable preference shares                              157,455          157,455
Arrears of dividends on preference shares                                    73,930           55,965
                                                                            -------          -------
                                                                            431,385          413,420
                                                                            =======          =======

                                                          Registered no: 2714095




                         SLS (WALES) LIMITED
                         Annual report
                         for the year ended 30 September 1995

SLS (WALES) LIMITED


ANNUAL REPORT
FOR THE YEAR ENDED 30 SEPTEMBER 1995

                                                                           PAGES
DIRECTORS AND ADVISERS                                                       1

DIRECTORS' REPORT AND STATEMENT OF DIRECTORS' RESPONSIBILITIES             2 - 4

REPORT OF THE AUDITORS                                                     5 - 6

PROFIT AND LOSS ACCOUNT                                                      7

BALANCE SHEET                                                                8

NOTES TO THE FINANCIAL STATEMENTS                                         9 - 22

SLS (WALES) LIMITED                                                            1


DIRECTORS AND ADVISERS

EXECUTIVE DIRECTORS
  T Mehl
  R M Clement
  T J Chapple


SECRETARY AND REGISTERED OFFICE
  I Hughes
  46/47 Bloomsbury Square
  London
  WC1A 2RU



AUDITORS
  Coopers & Lybrand
  Princess House
  Princess Way
  SWANSEA
  SA1 5LH


SOLICITORS
  Eversheds, Phillips & Buck
  Fitzalan House
  Fitzalan Road
  CARDIFF
  CF2 1XZ


BANKERS
  Barclays Bank Plc
  PO Box 756
  Slough
  SL1 4SG

SLS (WALES) LIMITED                                                            2


DIRECTORS' REPORT
FOR THE YEAR ENDED 30 SEPTEMBER 1995


The directors present their report and the audited financial statements for the year ended 30 September 1995.

PRINCIPAL ACTIVITIES

The profit and loss account for the year is set out on page 7.

The principal activities of the company are the development, manufacture and marketing of lasers, and associated consultancy and research work. The company is committed to a programme of continued development of its product range.

SIGNIFICANT EVENTS

On 4 June 1996, Mehl/Biophile International Corporation, a company incorporated in the United States of America, acquired 81% of the equity share capital of the company and 100% of the preference share capital. Mehl/Biophile has injected a substantial amount of funds into the company in order that all borrowings have been repaid in full shortly after the new accounting reference period which ended on 31 May 1996.

DIVIDENDS AND TRANSFERS TO RESERVES

The directors do not recommend the payment of a dividend in respect of the year ended 30 September 1995. The loss for the financial year of pound sterling 152,128 (1994: revised loss pound sterling 241,703) has been transferred to reserves.

DIRECTORS

The directors of the company at 30 September 1995, both of whom have been directors for the whole of the year then ended, were:

B Mair (Chairman)
R M Clement

J D Price, D Hoskins and P Woolman who were directors of the company on 1 October 1994, resigned as directors on 24 January 1995, 11 April 1995 and 30 June 1995 respectively. Subsequent to the end of the financial year B Mair resigned as a director on 4 June 1996 and T Mehl was appointed a director on 4 June 1996 and T J Chapple was appointed a director on 1 August 1996.

SLS (WALES) LIMITED                                                            3


DIRECTORS' INTERESTS IN SHARES

The interests of the directors of the company in the shares of the company at 30 September 1995, together with their interests at 1 October 1994 were as follows:


                         10p ordinary shares        10p deferred ordinary shares
                      30 September     1 October    30 September       1 October
                              1995          1994            1995            1994
B Mair                       3,900         3,900         446,100         446,100

R M Clement                  2,500         2,500             500             500


None of the directors hold any other interests in any other classes of shares issued by the company.

During the year ended 30 September 1994 a share option scheme was created. The only director included was B Mair. At 30 September 1995 no options had been granted or exercised.

CHANGES IN FIXED ASSETS

The movements in tangible fixed assets during the year are set out in note 11 to the financial statements.

DIRECTORS' RESPONSIBILITIES

The directors are required by UK company law to prepare financial statements for each financial year that give a true and fair view of the state of affairs of the company as at the end of the financial year and of the profit or loss and total recognised gains or losses of the company for that year.

The directors confirm that suitable accounting policies have been used and applied consistently, and reasonable and prudent judgements and estimates have been made, in the preparation of the financial statements for the year ended 30 September 1995. The directors also confirm that applicable accounting standards have been followed and that the financial statements have been prepared on the going concern basis.

The directors are responsible for keeping proper accounting records, for taking reasonable steps to safeguard the assets of the company and to prevent and detect fraud and other irregularities.

TAXATION STATUS

The company is not a close company within the meaning of the Income and Corporation Taxes Act 1988 and this position has not changed since the end of the financial year.

SLS (WALES) LIMITED                                                            4


AUDITORS

A resolution to reappoint the auditors, Coopers & Lybrand, will be proposed at the annual general meeting.

EXEMPTIONS

In preparing the directors report, advantage has been taken of the special exemptions applicable to small companies conferred by Part II of Schedule 8 of the Companies Act 1985.

BY ORDER OF THE BOARD



/s/ IAN HUGHES
- --------------
    IAN HUGHES



COMPANY SECRETARY

SLS (WALES) LIMITED                                                            5

REPORT OF THE AUDITORS TO THE MEMBERS OF
SLS (WALES) LIMITED

We have audited the financial statements on pages 7 to 22.

RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS

As described on page 3 the company's directors are responsible for the preparation of financial statements. It is our responsibility to form an independent opinion, based on our audit, on those statements and to report our opinion to you.

BASIS OF OPINION

We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

FUNDAMENTAL UNCERTAINTY

In forming our opinion we have considered the adequacy of the disclosures made in the financial statements concerning the basis of preparation. The financial statements have been prepared on a going concern basis, the validity of which depends upon the company achieving profitability and upon the new shareholder continuing to support the company through the provision of additional finance until such profits are achieved.

The financial statements do not include any adjustments that would result from a failure to achieve future profitability nor from a failure of the new shareholder to continue to provide support until such profitability is achieved. Details of the circumstances relating to this fundamental uncertainty are disclosed in note 1. Our opinion is not qualified in this respect.

SLS (WALES) LIMITED                                                            6


REPORT OF THE AUDITORS TO THE MEMBERS OF
SLS (WALES) LIMITED (CONTINUED)

OPINION

In our opinion the financial statements give a true and fair view of the state of the company's affairs at 30 September 1995 and of its loss and total recognised losses for the year then ended and have been properly prepared in accordance with the Companies Act 1985, applicable to small companies.


/s/ COOPERS & LYBRAND
- ---------------------
    COOPERS & LYBRAND

CHARTERED ACCOUNTANTS AND REGISTERED AUDITORS
SWANSEA, 8 AUGUST 1996

SLS (WALES) LIMITED                                                            7


PROFIT AND LOSS ACCOUNT
FOR THE YEAR ENDED 30 SEPTEMBER 1995



                                                      NOTES             1995             1994
                                                                                 (AS RESTATED)
                                                              POUND STERLING   POUND STERLING
TURNOVER                                                  4        1,297,211        1,299,794

Change in stocks of finished goods and work in
progress                                                             (11,366)         (66,937)
Own work capitalised                                                      --          165,250
Other operating income                                               109,068          147,811
Raw materials and consumables                                       (502,494)        (556,266)
Other external charges                                              (407,079)        (534,662)
Staff costs                                               5         (504,344)        (627,174)
Depreciation and other amounts written off tangible
and intangible fixed assets                                          (61,437)         (30,168)
Other operating charges                                               (4,922)          (1,059)
                                                                   ---------        ---------
OPERATING LOSS                                                       (85,363)        (203,411)
Income from participating interests                                    8,437               --
Interest payable and similar charges                      6          (73,515)         (38,292)
                                                                   ---------        ---------
LOSS ON ORDINARY ACTIVITIES BEFORE TAXATION               7         (150,441)        (241,703)
Tax on loss on ordinary activities                        9           (1,687)              --
                                                                   ---------        ---------
LOSS FOR THE YEAR                                        18         (152,128)        (241,703)
                                                                   =========        =========


The company has no recognised gains and losses other than the losses above and therefore no separate statement of total recognised gains and losses has been presented.

There is no difference between the operating loss and the loss for the year stated above, and their historical cost equivalents.

Turnover and operating loss for the year are derived from the continuing operations of the company.

SLS (WALES) LIMITED                                                            8


BALANCE SHEET
AT 30 SEPTEMBER 1995

                                                                            1995                                1994
                                        NOTES                                                           (AS RESTATED)
                                                POUND STERLING    POUND STERLING    POUND STERLING    POUND STERLING
FIXED ASSETS
Tangible assets                            11                            167,707                             255,049
Investments                                12                              2,250                               2,250
                                                                      ----------                            --------
                                                                         169,957                             257,299
CURRENT ASSETS
Stocks                                     13           87,605                             110,208
Debtors                                    14          360,529                             289,281
Cash at bank and in hand                                    --                                 192
                                                      --------                            --------
                                                       448,134                             399,681
CREDITORS: amounts falling due
 within one year                           15         (567,598)                           (574,323)
                                                      --------                            --------
NET CURRENT LIABILITIES                                                 (119,464)                           (174,642)
                                                                      ----------                            --------
TOTAL ASSETS LESS CURRENT LIABILITIES                                     50,493                              82,657
CREDITORS: amounts falling due
 after more than one year
(including convertible debt)               16                           (566,784)                           (446,820)
                                                                      ----------                            --------
NET LIABILITIES                                                         (516,291)                           (364,163)
                                                                      ==========                            ========
CAPITAL AND RESERVES
Called-up share capital                    17                            403,010                             403,010
Share premium account                      18                            119,790                             119,790
Profit and loss account                    18                         (1,039,091)                           (886,963)
                                                                      ----------                            --------
TOTAL SHAREHOLDERS' FUNDS                  22                           (516,291)                           (364,163)
                                                                      ==========                            ========
TOTAL SHAREHOLDERS' FUNDS CAN BE
FURTHER ANALYSED AS FOLLOWS:
Equity shareholders' funds                                              (929,711)                           (748,737)
Non-equity shareholders' funds             26                            413,420                             384,574
                                                                      ----------                            --------
                                                                        (516,291)                           (364,163)
                                                                      ==========                            ========

In the preparation of the company's annual accounts advantage has been taken of special exemptions applicable to small companies conferred by Part I of schedule 8 to the Companies Act 1985, because, in the directors' opinion, as it meets the conditions, the company is entitled to these exemptions as a small company.

The financial statements on pages 7 to 22 were approved by the board of directors on 8th August 1996 and were signed on its behalf by:


/s/ ROBERT MARC CLEMENT
- -----------------------
    ROBERT MARC CLEMENT


DIRECTORS

SLS (WALES) LIMITED                                                            9


NOTES TO THE FINANCIAL STATEMENTS
FOR THE YEAR ENDED 30 SEPTEMBER 1995

1        BASIS OF PREPARING THE FINANCIAL STATEMENTS

The company has developed laser technology for use in medical and cosmetic treatment of skin. Recently the company has successfully launched a product used for hair depilation and is currently in the process of satisfying an increasing demand for this product.

On 4 June 1996, 81% of the equity share capital and 100% of the preference share capital was acquired by Mehl/Biophile International Corporation. Mehl/Biophile have committed themselves to finance the continuing development of the company.

The financial statements have been prepared on a going concern basis which assumes that the company will continue in operational existence for the foreseeable future. The validity of this assumption depends on the new shareholder providing adequate finance to fund the ongoing requirements of the company until profitability is achieved.

If the company were unable to continue in operational existence for the foreseeable future, adjustments would have to be made to reduce the balance sheet values of assets to their recoverable amounts, to provide for further liabilities that might arise and to reclassify fixed assets and long term liabilities as current assets and liabilities.

The directors believe it is appropriate for the financial statements to be prepared on a going concern basis.

2        PRINCIPAL ACCOUNTING POLICIES

The financial statements have been prepared in accordance with applicable Accounting Standards in the United Kingdom. A summary of the more important accounting policies, which have been applied consistently, is set out below.

BASIS OF ACCOUNTING

The financial statements are prepared in accordance with the historical cost convention.

CASH FLOW STATEMENT

The company is exempt under FRS1 from the requirement to prepare a cash flow statement on the grounds that it is a small company as defined by FRS1.

SLS (WALES) LIMITED                                                           10

TANGIBLE FIXED ASSETS

The cost of tangible fixed assets is their purchase cost, together with any incidental costs of acquisition.

Depreciation is calculated to write off the cost of tangible fixed assets by equal instalments over the estimated useful economic lives of the assets concerned. The principal annual rates of depreciation used for this purpose are set out below:

                                                                   %
Leasehold improvements                                            20
Plant, machinery, fixtures and fittings                           20
Motor vehicles                                                    20

INTANGIBLE FIXED ASSETS

The purchase cost of intellectual property, know how and other intangible assets are written off to the profit and loss account as the expenditure is incurred.

DEVELOPMENT EXPENDITURE

Development expenditure relating to specific projects intended for commercial exploitation is carried forward where the ultimate commercial viability has been assessed with reasonable certainty. Such expenditure is amortised over the period expected to benefit. Expenditure on pure and applied research and for products where the long term commercial viability has not been established with reasonable certainty is written off as incurred.

FINANCE AND OPERATING LEASES

Where the company enters into a lease which entails taking substantially all the risks and rewards of ownership of an asset, the lease is treated as a finance lease. The asset is recorded in the balance sheet as a tangible fixed asset and is depreciated over its estimated useful life or the term of the lease, whichever is shorter. Future instalments under such leases, net of finance charges, are included in creditors. Rentals payable are apportioned between the finance element, which is charged to the profit and loss account, and the capital element, which reduces the outstanding obligation for future instalments.

All other leases are accounted for as operating leases and the rental charges are charged to the profit and loss account on a straight line basis over the life of the lease.

PENSION COSTS

The company operates a defined contribution pension scheme for the benefit of certain employees. Pension costs charged to the profit and loss account in the period represent contributions payable during the period.

SLS (WALES) LIMITED                                                           11

FOREIGN CURRENCY

Transactions in foreign currency are recorded using the rate of exchange ruling at the time of the transaction. Monetary assets and liabilities denominated in foreign currencies are translated using the rate of exchange ruling at the balance sheet date and the gains and losses on translation are included in the profit and loss account.

INVESTMENTS

Fixed asset investments are stated at cost.

STOCKS AND WORK IN PROGRESS

Stocks and work in progress held for development purposes are written off to the profit and loss account, in the year in which the expenditure is incurred. Stocks and work in progress are only recognised where the sales of the products to which they relate can be determined with reasonable accuracy.

Where stocks and work in progress are recognised stocks and work in progress are stated at the lower of cost and net realisable value. Cost is determined on a first in, first out basis. In the case of manufactured products, cost includes all direct expenditure and production overheads based upon a normal level of activity. Net realisable value is the price at which the stock can be realised in the normal course of business after allowing for the costs of realisation and, where appropriate, the cost of conversion from its existing state to a finished condition. Provision is made for obsolete, slow-moving and defective stocks.

DEFERRED TAXATION

Provision is made for deferred taxation at the rate of corporation tax expected to be in force when the timing differences reverse (the liability method), to the extent that it is anticipated that a liability will arise.

WARRANTY CLAIMS

Provision is made for the estimated liability on all products under warranty for which claims have been received.

TURNOVER

Turnover, which excludes value added tax, represents the invoiced value of goods despatched and services rendered during the year.

GOVERNMENT GRANTS

Government grants based on revenue expenditure are accrued and credited to the profit and loss account as the related expenditure is incurred.

SLS (WALES) LIMITED                                                           12


3        CHANGES IN ACCOUNTING POLICIES

The company has changed its accounting policies in respect of the accounting treatment of:

  (a)    intangible assets;
  (b)    development costs; and
  (c)    stocks and work in progress.

Previously such items were carried as assets in the balance sheet, although their ultimate economic value to the company remained uncertain. The audit opinion in respect of such assets was qualified in previous years. The revised accounting policies for such assets is to write off such expenditure as incurred and only to include as assets development costs and stock and work in progress where there is reasonable certainty that such items will result in the development and production of products which can be sold on a commercial basis.

The effects of the above changes in accounting policies are disclosed in notes 18 and 24.

4        TURNOVER

                                                     1995                   1994
                                           POUND STERLING         POUND STERLING
United Kingdom                                    905,365                842,326
Rest of Europe                                     99,632                 81,800
Asia                                                6,005                 81,485
Middle East                                       286,209                294,183
                                                ---------              ---------
                                                1,297,211              1,299,794
                                                =========              =========



5        EMPLOYEE INFORMATION

The average weekly number of persons (including executive directors) employed by the company during the year was:

                                                           1995             1994
                                                         NUMBER           NUMBER
Administration                                               16               21
Sales                                                         3                6
Production and development                                    6                9
                                                             --               --
                                                             25               36
                                                             ==               ==


                                                           1995             1994
                                                 POUND STERLING   POUND STERLING
STAFF COSTS (FOR THE ABOVE PERSONS)
Wages and salaries                                      450,480          564,329
Social security costs                                    41,881           49,985
Other pension costs (see note 21)                        11,983           12,860
                                                        -------          -------
                                                        504,344          627,174
                                                        =======          =======

SLS (WALES) LIMITED                                                           13

6        INTEREST PAYABLE AND SIMILAR CHARGES

                                                                   1995            1994
                                                         POUND STERLING  POUND STERLING
On debentures, bank loans, overdrafts and other loans:
Due within 5 years, not by instalments                           14,247          16,122
Due within 5 years, by instalments                                1,302              --
Due in more than five years by instalments                       57,966          22,170
                                                                 ------          ------
                                                                 73,515          38,292
                                                                 ======          ======


7        LOSS ON ORDINARY ACTIVITIES BEFORE TAXATION

                                                                                    1995             1994
                                                                          POUND STERLING   POUND STERLING
Loss on ordinary activities before taxation is stated after charging:
Directors' remuneration                                                           50,755           69,290
Auditors' remuneration and expenses                                                7,500            5,950
Depreciation of tangible fixed assets                                             61,437           30,168
Operating leases - land and buildings                                             41,880           45,456
and after crediting:
UK government grants receivable                                                   99,068          137,811
                                                                                  ======          =======


8        DIRECTORS EMOLUMENTS

Emoluments paid to directors during the year were (including benefits in kind and excluding pension costs):

                                                       1995                1994
                                             POUND STERLING      POUND STERLING
Aggregate emoluments of the directors                57,673              76,032
                                                     ======              ======
Emoluments of the chairman                           13,871              24,486
                                                     ======              ======
Emoluments of highest paid director                  24,794              37,442
                                                     ======              ======


The number of directors (including the chairman and highest paid director) who received fees and other emoluments (excluding pension contributions) within the following ranges was:

                                                           1995             1994
                                                         NUMBER           NUMBER
pound sterling 0 - pound sterling 5,000                       2                2
pound sterling 10,001 - pound sterling 15,000                 1               --
pound sterling 15,001 - pound sterling 20,000                 1               --
pound sterling 20,001 - pound sterling 25,000                 1                2
pound sterling 35,001 - pound sterling 40,000                --                1


One director, B Mair, has waived emoluments of pound sterling 16,664 due for the year ended 30 September 1995.

SLS (WALES) LIMITED                                                           14


9        TAX ON LOSS ON ORDINARY ACTIVITIES

                                                      1995             1994
                                            POUND STERLING   POUND STERLING
Tax credits on franked investment income             1,687               --
                                                     =====            =====

Due to the losses incurred during the year there is no liability for taxation required.


10       INTANGIBLE FIXED ASSETS


                                                          INTELLECTUAL
                                                              PROPERTY      DEVELOPMENTS
                                                                RIGHTS             COSTS            TOTAL
                                                        POUND STERLING    POUND STERLING   POUND STERLING
COST
At 1 October 1994 and 30 September 1995                        150,000           367,924          517,924
                                                               -------           -------          -------
AMORTISATION
At 1 October 1994                                               27,500                --           27,500
Prior year adjustment (see note 24)                            122,500           367,924          490,424
                                                               -------           -------          -------
AT 30 SEPTEMBER 1995                                           150,000           367,924          517,924
                                                               -------           -------          -------
NET BOOK VALUE
AT 30 SEPTEMBER 1995                                                --                --               --
                                                               =======           =======          =======
At 30 September 1994                                           122,500           367,924          490,424
                                                               =======           =======          =======

The company considers there to be a permanent diminution in the value of the intangible fixed assets as a result of a change in accounting policy to write off the balance of intangible fixed assets at 30 September 1994.

SLS (WALES) LIMITED                                                           15


11       TANGIBLE FIXED ASSETS

                                                           MACHINERY,
                                           LEASEHOLD        EQUIPMENT            MOTOR
                                        IMPROVEMENTS     AND FITTINGS         VEHICLES            TOTAL
                                      POUND STERLING   POUND STERLING   POUND STERLING   POUND STERLING
COST OR VALUATION
At 1 October 1994                             34,624          256,114           10,083          300,821
Additions                                          -            5,595                -            5,595
Disposals                                          -          (31,500)               -          (31,500)
                                              ------          -------           ------          -------
AT 30 SEPTEMBER 1995                          34,624          230,209           10,083          274,916
                                              ------          -------           ------          -------

DEPRECIATION
At 1 October 1994                             13,273           28,812            3,687           45,772
Charge for the year                            6,925           52,013            2,499           61,437
                                              ------          -------           ------          -------
AT 30 SEPTEMBER 1995                          20,198           80,825            6,186          107,209
                                              ------          -------           ------          -------

NET BOOK VALUE
AT 30 SEPTEMBER 1995                          14,426          149,384            3,897          167,707
                                              ======          =======           ======          =======
At 30 September 1994                          21,351          227,302            6,396          255,049
                                              ======          =======           ======          =======

Machinery, equipment and fittings includes plant and machinery costs for the development of products by the Company which are held for the purpose of hire or resale.

12       INVESTMENTS

                                                ASSOCIATED
                                               UNDERTAKING               TOTAL
                                            POUND STERLING      POUND STERLING
COST
AT 30 SEPTEMBER 1994 AND 1995                        2,250               2,250
                                                     =====               =====
NET BOOK VALUE
AT 30 SEPTEMBER 1994 AND 1995                        2,250               2,250
                                                     =====               =====


The net book value above is represented entirely by a holding of 45% of the pound sterling 1 ordinary shares of The Charing Cross Hospital Skin Laser Centre Limited, a company registered in England. The company is not listed on a recognised investment exchange. The aggregate amount of capital and reserves of the company at 31 December 1994 were a deficit of pound sterling 3,475 and the loss for the period ended 31 December 1994 was pound sterling 8,475. The principal activity of the company is the treatment of skin disorders by the application of laser technology.

The accounts of The Charing Cross Hospital Skin Laser Centre Limited have not been included in the accounts of SLS (Wales) limited as SLS (Wales) limited would qualify as a small group.

SLS (WALES) LIMITED                                                           16


13       STOCKS

                                              1995             1994
                                                       (AS RESTATED)
                                    POUND STERLING   POUND STERLING
Raw materials and consumables               87,605           98,842
Work in progress                                --           11,366
                                            ------          -------
                                            87,605          110,208
                                            ======          =======

The company considers it to be prudent to write off stocks of research and development items when they are purchased, and to write off stocks which are unlikely to be sold on a commercial basis.

14       DEBTORS

                                                            1995            1994
                                                  POUND STERLING  POUND STERLING
Trade debtors                                            275,382         228,626
Amounts owed by associated undertakings                    6,750              --
Prepayments and accrued income                            78,397          60,655
                                                         -------         -------
                                                         360,529         289,281
                                                         =======         =======

15       CREDITORS:  AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                            1995            1994
                                                  POUND STERLING  POUND STERLING
Debenture loans (see note 16)                             34,737          28,140
Bank loans and overdrafts (see (a) below)                172,419         204,949
Payments received on account                               6,964          20,000
Trade creditors                                          208,380         238,327
Other creditors                                               --           5,170
Other taxation and social security                        50,009          30,150
Accruals and deferred income                              95,089          47,587
                                                         -------         -------
                                                         567,598         574,323
                                                         =======         =======

(a) The bank overdraft is secured by a fixed and floating charge over the assets and undertakings of the company.

SLS (WALES) LIMITED                                                           17


16       CREDITORS:  AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

                                                          1995              1994
                                                POUND STERLING    POUND STERLING
Debenture loan (see (a) below)                         351,990           365,320
Bank loans (see (b) below)                             128,738                --
Other loans (see (c) below)                             81,500            81,500
Convertible loans (see (d) below)                        4,556                --
                                                       -------           -------
                                                       566,784           446,820
                                                       =======           =======

The above loans were repayable as follows:

                                                          1995              1994
                                                POUND STERLING    POUND STERLING
Repayable in 1-2 years                                  73,777            31,595
Repayable in 2-5 years                                 332,122           180,026
Repayable in more than 5 years                         160,885           235,199
                                                       -------           -------
                                                       566,784           446,820
                                                       =======           =======

(a) Debenture loans were issued to enable the company to continue developing its product ranges. The debenture loans are made up of 2 loans from 3i plc. The first loan attracts interest at a rate of 11.75% per annum and is repayable by quarterly capital and interest instalments of pound sterling 15,265 and was due to be repaid in the year ended 30 September 2001. The second loan attracts interest in arrears at the rate of 3 1/2% above the higher of 5% per annum and the relevant LIBOR rate and was repayable in 5 equal annual instalments of pound sterling 30,000 which were due to commence on 31 December 1997. Attached to the second loan were share options which give 3i plc the right to subscribe for 10% of the company's equity share capital at pound sterling 25 per share up until 31 December 2002. Both loans are secured by a second fixed and floating charge over the assets and undertaking of the company.

(b) During the year, pound sterling 150,000 of the bank overdraft was converted to a bank loan. The bank loan was repayable in 48 monthly instalments of pound sterling 3,782 which commenced in February 1996. On inception, the bank loan had a 1 year capital repayment holiday. The loan attracts interest at 3 1/2% above the bank's base rate. The loan is secured by a fixed and floating charge on all the assets of the company and a charge on all the company's worldwide intellectual property rights.

(c) The other loan represented an amount due to a director of the company, B Mair. The amount is unsecured and was only due to be repaid when the 3i Group plc debenture loans were repaid in full. The loan attracted no interest and no movement in the loan took place during the year.

SLS (WALES) LIMITED                                                           18

(d) In January 1995 convertible loans were made available to the company by employees of the company. The loans were repayable at any time at par. The earliest the loans could have been converted was in the year 2000 at the option of the lender. The shares could be purchased at a fixed price of pound sterling 25 per share up to a maximum of 1% of the company's authorised equity share capital. The loan attracts interest at 3 1/2% above LIBOR and was payable annually.

Subsequent to 31 May 1996, all the loans were repaid from funds introduced by the new shareholder.

17       SHARE CAPITAL

                                                              1995             1994
                                                    POUND STERLING   POUND STERLING
AUTHORISED
11,756 ordinary shares of 10p each                           1,176            1,176
6,471 convertible 'A' ordinary shares of 10p each              647              647
447,050 deferred ordinary shares of 10p each                44,705           44,705
100,000 cumulative 9 1/2% A redeemable preference
  shares of pound sterling 1 each                          100,000          100,000
100,000 cumulative 9 1/2% B convertible redeemable
  preference shares of pound sterling 1 each               100,000          100,000
157,455 cumulative 5% C redeemable preference
  shares of pound sterling 1 each                          157,455          157,455
                                                           -------          -------
                                                           403,983          403,983
                                                           -------          -------
ALLOTTED, ISSUED AND FULLY PAID
8,050 ordinary shares of 10p each                              805              805
900 convertible 'A' ordinary shares of 10p each                 90               90
446,600 deferred ordinary shares of 10p each                44,660           44,660
100,000 cumulative 9 1/2% A redeemable preference
  shares of pound sterling 1 each                          100,000          100,000
100,000 cumulative 9 1/2% B convertible redeemable
  preference shares of pound sterling 1 each               100,000          100,000
157,455 cumulative 5% C redeemable preference
  shares of pound sterling 1 each                          157,455          157,455
                                                           -------          -------
                                                           403,010          403,010
                                                           =======          =======

DIVIDEND RIGHTS

The following are the dividend rights of the non-equity shares in the order of entitlement:

  - Cumulative 5% 'C' redeemable preference shares - net cash dividend of five pence per annum per share, payable 30 June and 31 December

  -      Cumulative 9 1/2% 'A' redeemable preference shares and cumulative
         9 1/2% 'B' convertible redeemable preference shares - net cash dividend of nine and a half pence per share, payable 30 June and 31 December.

SLS (WALES) LIMITED                                                           19

ARREARS OF DIVIDEND

The following dividends, net of tax credit, were in arrears at 30 September 1995 and covers the period from 1 July 1993 to 30 September 1995:-


                                                                  POUND STERLING
'A' Preference shares                                                     21,395
'B' Preference shares                                                     16,840
'C' Preference shares                                                     17,730
                                                                          ------
                                                                          55,965
                                                                          ======



CONVERSION RIGHTS

The 'A' ordinary shares may be converted on a one for one basis into ordinary shares at any time with the agreement of 75% of the holders of 'A' ordinary shares.

At any time before they have been redeemed a certain number of the B preference shares may be sub-divided into 10p shares and converted into a mixture of 'A' ordinary shares and deferred shares. The number which may be converted depends on the number subscribed for, as follows:

The number of 'B' preference shares which may be subdivided and converted shall be determined by the number of 'B' preference shares which have then been subscribed for (regardless of whether or not any such 'B' preference shares were subsequently redeemed) as follows:

                                                                  NUMBER OF 'B'
                        TOTAL NUMBER OF 'B'                   PREFERENCE SHARES
                          PREFERENCE SHARES                    TO BE SUBDIVIDED
                             SUBSCRIBED FOR                       AND CONVERTED
                                     25,000                               6,400
                                     50,000                              13,150
                                     75,000                              20,275
                                    100,000                              27,775

The number of deferred shares and 'A' ordinary shares resulting from the subdivision and conversion will be determined by the number of 'B' preference shares being subdivided and converted as follows:

               NUMBER OF 'B'
           PREFERENCE SHARES               NUMBER OF                   NUMBER
              SUBDIVIDED AND            'A' ORDINARY              OF DEFERRED
               AND CONVERTED        SHARES RESULTING         SHARES RESULTING
                       6,400                     224                   63,776
                      13,150                     466                  131,034
                      20,275                     720                  202,030
                      27,775                     989                  276,761

SLS (WALES) LIMITED                                                           20

REDEMPTION RIGHTS

The redeemable shares were due to be redeemed at par, as follows:

                                                   NUMBER OF SHARES
DATE                                                 TO BE REDEEMED
A PREFERENCE SHARES
  30 June 1995                                               33,333
  30 June 1996                                               33,333
  30 June 1997                                               33,334

B PREFERENCE SHARES
  30 June 1998                                               50,000
  30 June 1999                                               50,000

C PREFERENCE SHARES
  30 June 2000                                              157,455

The company may, with the agreement of the individual preference shareholders, redeem shares earlier than these due dates. The company did not redeem the A preference shares due for redemption on 30 June 1995 and was in discussions with the preference shareholders regarding the redemption of the preference shares. All of the preference shares were acquired by Mehl/Biophile International Corporation in June 1996 (see note 23).

18       SHARE PREMIUM ACCOUNT AND RESERVES

                                                       SHARE
                                                     PREMIUM          PROFIT AND
                                                     ACCOUNT        LOSS ACCOUNT
                                              POUND STERLING      POUND STERLING
At 1 October 1994 as previously stated               119,790           (108,347)
Prior year adjustment (see note 24)                       --           (778,616)
                                                     -------         ----------
At 1 October 1994 as restated                        119,790           (886,963)
Loss for the year                                         --           (152,128)
                                                     -------         ----------
At 30 September 1995                                 119,790         (1,039,091)
                                                     =======         ==========

19       FINANCIAL COMMITMENTS

At 30 September 1995 the company had annual commitments under non-cancellable operating leases for land and buildings as follows:

                                                          1995             1994
                                                POUND STERLING    POUND STERLING
Expiring in over five years                             24,000           45,450
                                                        ======           ======

SLS (WALES) LIMITED                                                           21


20       TRANSACTIONS WITH DIRECTORS

During the year, two of the directors, D Hoskins and J D Price carried out consultancy work for which the company was invoiced pound sterling 7,931 and pound sterling 4,000 respectively.

21       PENSION COSTS

The company operates a defined contribution pension scheme. The assets of the scheme are held separately from those of the company. The pension cost charge for the year represents contributions payable by the company to the fund and amounted to pound sterling 11,983 (1994: pound sterling 12,860). Contributions amounting to pound sterling 9,151 were payable to the fund and are included in creditors at 30 September 1995.

22       RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS


                                                            1995            1994
                                                                   (AS RESTATED)
                                                  POUND STERLING  POUND STERLING
Issue of share capital including share premium               --          75,000
Loss for the financial year                            (152,128)       (241,703)
                                                       --------        --------
Net movement in shareholders' funds                    (152,128)       (166,703)
Opening shareholders' funds                            (364,163)       (197,460)
                                                       --------        --------
Closing shareholders' funds                            (516,291)       (364,163)
                                                       ========        ========


23       SIGNIFICANT EVENTS

On 4 June 1996, Mehl/Biophile International Corporation, a company incorporated in the United States of America, acquired 81% of the equity share capital of the company and 100% of the preference share capital. Mehl/Biophile has injected a substantial amount of funds into the company in order that all borrowings have been repaid in June 1996.

24       PRIOR YEAR ADJUSTMENT

The prior year adjustment is made up as follows:

                                                                     POUND STERLING
Research and development costs previously capitalised
  relating to year ended 30 September 1994                                  131,984
  relating to year ended 30 September 1993                                  358,440
Write off of stock as a result of a change in accounting policies:
  relating to year ended 30 September 1994                                   19,763
  relating to year ended 30 September 1993                                  268,429
                                                                            -------
                                                                            778,616
                                                                            =======

SLS (WALES) LIMITED                                                           22


25       CONTINGENT LIABILITIES

The company sells high technology products under warranty. Provision is made for any expected claim under the warranties, although, to date, the company's experience of warranty claims is limited. Based on current experience, the directors do not expect any future cost to the company in excess of the level of provisions for which warranties are included in these financial statements.

The company sold certain intellectual property under a joint user arrangement. There is a dispute on the availability of such intellectual property to the company under this joint sales arrangement. No loss to the company is expected as a result of this dispute.

26       NON-EQUITY SHAREHOLDERS FUNDS

Non-equity shareholders funds may be further analysed as follows:-


                                                                         1995             1994
                                                               POUND STERLING   POUND STERLING
Cumulative 9 1/2% A redeemable preference shares                      100,000          100,000
Cumulative 9 1/2% B convertible redeemable preference shares          100,000          100,000
Cumulative 5% C redeemable preference shares                          157,455          157,455
Arrears of dividend on preference shares                               55,965           27,119
                                                                      -------          -------
                                                                      413,420          384,574
                                                                      =======          =======

SLS (WALES) LIMITED

CASHFLOW STATEMENT FOR THE PERIOD ENDED
31 MAY 1996


                                                           1996            1995
                                                 POUND STERLING  POUND STERLING

OPERATING ACTIVITIES
Net cash inflow/(outflow) from operating activities     100,000         (54,759)
                                                        -------         -------
RETURNS ON INVESTMENTS AND SERVICING OF FINANCE
Interest paid on bank overdrafts, loans and
        other loans                                     (10,263)        (19,861)
Interest paid on finance leases and hire purchase
        agreements                                           --          (1,302)
Interest paid on debenture loans                        (19,613)        (44,206)
Dividends received (net of ACT)                           9,000              --
                                                        -------         -------
NET CASH OUTFLOW FROM RETURNS ON INVESTMENTS AND
        SERVICING OF FINANCE                            (20,876)        (65,369)
                                                        -------         -------
INVESTING ACTIVITIES
Purchase of tangible fixed assets                        (4,979)         (5,595)
Sale of tangible fixed assets                             6,828          31,500
                                                        -------         -------
NET CASH INFLOW FROM INVESTING ACTIVITIES                 1,849          25,905
                                                        -------         -------
NET CASH INFLOW/(OUTFLOW) BEFORE FINANCING               80,973         (94,223)
                                                        -------         -------
FINANCING
Repayment of bank loans                                 (15,127)             --
Bank loan received                                           --         150,000
Repayment of debenture loans                                 --          (6,733)
Convertible loans received                                   --           4,556
                                                        -------         -------
NET CASH (OUTFLOW)/INFLOW FROM FINANCING                (15,127)        147,823
                                                        -------         -------
INCREASE IN CASH AND CASH EQUIVALENTS                    65,846          53,600
                                                        =======         =======


These cash flow statements have been prepared for information purposes only and have not been audited and do not form part of the audited financial statements.

SLS (WALES) LIMITED

RECONCILIATION OF OPERATING LOSS TO
NET CASH INFLOW/(OUTFLOW) FROM OPERATING ACTIVITIES

                                                                                        1996                 1995
                                                                              POUND STERLING       POUND STERLING

Operating loss                                                                   (106,246)             (85,363)
Depreciation of tangible fixed assets                                              47,007               61,437
Transfer of fixed assets to stock                                                   6,334                   --
(Increase)/decrease in stocks                                                     (44,414)              22,603
Decrease/(increase) in trade debtors                                               39,292              (46,756)
Increase in other debtors                                                         (35,847)                  --
Decrease/(increase) in prepayments and accrued income                               5,729              (17,742)
Increase/(decrease) in trade creditors                                              93,598              (29,947)
Increase/(decrease) in payments received on account                                46,640              (13,036)
(Decrease)/increase in other taxation and social security                         (21,650)              19,859
Decrease in other creditors                                                            --               (5,170)
Increase in accruals and deferred income                                           69,557               39,356
                                                                                 --------             --------
NET CASH INFLOW/(OUTFLOW) FROM OPERATING ACTIVITIES                               100,000              (54,759)
                                                                                 --------             --------

CASH AND CASH EQUIVALENTS

                                                                                        1996                 1995
                                                                              POUND STERLING       POUND STERLING

CHANGES DURING THE YEAR
At 1 October 1995                                                                (151,157)            (204,757)
Net cash inflow                                                                    65,846               53,600
                                                                                 --------             --------
AT 31 MAY 1996                                                                    (85,311)            (151,157)
                                                                                 --------             --------


ANALYSIS OF BALANCES
                                                                                      CHANGE
                                                                     1996            IN YEAR                 1995
                                                           POUND STERLING     POUND STERLING       POUND STERLING

Bank overdraft                                                (85,311)            65,846              (151,157)
                                                              =======             ======              ========

These cashflow statements have been prepared for information purposes only and have not been audited and do not form part of the audited financial statements.

SLS (WALES) LIMITED

CASHFLOW STATEMENT FOR THE YEAR ENDED
30 SEPTEMBER 1995

                                                               1995             1994
                                                     POUND STERLING   POUND STERLING
OPERATING ACTIVITIES
Net cash outflow from operating activities                  (54,759)        (246,973)
                                                            -------          -------
RETURNS ON INVESTMENTS AND SERVICING OF FINANCE
Interest paid on bank overdrafts, loans and other loans     (19,861)         (16,122)
Interest paid on finance leases and hire purchase
  agreements                                                 (1,302)              --
Interest paid on debenture loans                            (44,206)         (22,170)
                                                            -------          -------
NET CASH OUTFLOW FROM RETURNS ON INVESTMENTS AND
  SERVICING OF FINANCE                                      (65,369)         (38,292)
                                                            -------          -------
INVESTING ACTIVITIES
Purchase of tangible fixed assets                            (5,595)        (197,094)
Sale of tangible fixed assets                                31,500               --
Purchase of fixed asset investments                              --           (2,250)
                                                            -------          -------
NEW CASH INFLOW/(OUTFLOW) FROM INVESTING ACTIVITIES          25,905         (199,344)
                                                            -------          -------
NEW CASH OUTFLOW BEFORE FINANCING                           (94,223)        (484,609)
                                                            -------          -------
FINANCING
Issue of shares                                                  --           75,000
Debenture loans received                                         --          337,500
Other loans received                                             --           46,500
Bank loan received                                          150,000               --
Repayment of debenture loans                                 (6,733)          (6,540)
Convertible loans received                                    4,556               --
                                                            -------          -------
NET CASH INFLOW FROM FINANCING                              147,823          452,460
                                                            -------          -------
INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS             53,600          (32,149)
                                                            =======          ========

These cashflow statements have been prepared for information purposes only and have not been audited and do not form part of the audited financial statements.

SLS (WALES) LIMITED

RECONCILIATION OF OPERATING LOSS TO
NET CASH OUTFLOW FROM OPERATING ACTIVITIES

                                                                       1995                 1994
                                                             POUND STERLING       POUND STERLING
Operating loss                                                     (85,363)            (203,411)
Depreciation of tangible fixed assets                               61,437               30,168
Decrease/(increase) in stocks                                       22,603              (21,905)
Increase in trade debtors                                          (46,756)             (51,844)
Decrease in other debtors                                                -               17,041
(Increase)/decrease in prepayments and accrued income              (17,742)              24,482
(Decrease)/increase in trade creditors                             (29,947)              32,941
Decrease in payments received on account                           (13,036)             (65,000)
Increase in other taxation and social security                      19,859               14,401
Decrease in other creditors                                         (5,170)              (5,493)
Increase/(decrease) in accruals and deferred income                 39,356              (18,353)
                                                                   -------             --------
NET CASH OUTFLOW FROM OPERATING ACTIVITIES                         (54,759)            (246,973)
                                                                   -------             --------


CASH AND CASH EQUIVALENTS

                                                                       1995                 1994
                                                             POUND STERLING       POUND STERLING
CHANGES DURING THE YEAR
At 1 October 1994                                                 (204,757)            (172,608)
Net cash inflow/(outflow)                                           53,600              (32,149)
                                                                  --------             --------
At 30 September 1995                                              (151,157)            (204,757)
                                                                  --------             --------


ANALYSIS OF BALANCES

                                                                     CHANGE
                                                  1995              IN YEAR                 1994
                                        POUND STERLING       POUND STERLING       POUND STERLING
Cash at bank and in hand                            -                 (192)                 192
Bank overdraft                               (151,157)              53,792             (204,949)
                                             --------             --------             --------
                                             (151,157)              53,600             (204,757)
                                             ========             ========             ========


These cashflow statements have been prepared for information purposes only and have not been audited and do not form part of the audited financial statements.

SLS (WALES) LIMITED

CASHFLOW STATEMENT FOR THE YEAR ENDED
30 SEPTEMBER 1995


                                                         1994              1993
                                               POUND STERLING    POUND STERLING

OPERATING ACTIVITIES
Net cash outflow from operating activities           (246,973)         (604,349)
                                                     --------          --------
RETURNS ON INVESTMENTS AND SERVICING OF FINANCE
Interest paid on bank overdrafts, loans and
  other loans                                         (16,122)           (7,109)
Interest paid on finance leases and hire
  purchase agreements                                      --            (1,070)
Interest paid on debenture loans                      (22,170)             (543)
                                                     --------          --------
NET CASH OUTFLOW FROM RETURNS ON INVESTMENTS AND
  SERVICING OF FINANCE                                (38,292)           (8,722)
                                                     --------          --------
INVESTING ACTIVITIES
Purchase of tangible fixed assets                    (197,094)         (106,837)
Sale of tangible fixed assets                              --             2,000
Purchase of fixed asset investments                    (2,250)               --
                                                     --------          --------
NET CASH OUTFLOW FROM INVESTING ACTIVITIES           (199,344)         (104,837)
                                                     --------          --------
NET CASH OUTFLOW BEFORE FINANCING                    (484,609)         (717,908)
                                                     --------          --------
FINANCING
Issue of shares                                        75,000           447,800
Debenture loans received                              337,500            62,500
Other loans received                                   46,500            35,000
Repayment of debenture loans                           (6,540)               --
                                                     --------          --------
NET CASH INFLOW FROM FINANCING                        452,460           545,300
                                                     --------          --------
DECREASE IN CASH AND CASH EQUIVALENTS                 (32,149)         (172,608)
                                                     ========          ========


The above cash flow statement has been adjusted for the change in accounting policies by the company which have been reflected in the 1995 statutory accounts of the company. The comparative figures for 1994 have also been adjusted for in the statutory accounts of the company.

These cashflow statements have been prepared for information purposes only and have not been audited and do not form part of the audited financial statements.

SLS (WALES) LIMITED

RECONCILIATION OF OPERATING LOSS TO
NET CASH OUTFLOW FROM OPERATING ACTIVITIES

                                                            1994            1993
                                                  POUND STERLING  POUND STERLING
Operating loss                                          (203,411)       (636,538)
Depreciation of tangible fixed assets                     30,168          15,993
Loss on sale of tangible fixed assets                         --             721
Increase in stocks                                       (21,905)        (88,303)
Increase in trade debtors                                (51,844)       (176,782)
Decrease/(increase) in other debtors                      17,041         (17,041)
Decrease/(increase) in prepayments and accrued income     24,482         (85,137)
Increase in trade creditors                               32,941         205,386
(Decrease)/increase in payments received on account      (65,000)         85,000
Increase in other taxation and social security            14,401          15,749
(Decrease)/increase in other creditors                    (5,493)         10,663
(Decrease)/increase in accruals and deferred income      (18,353)         65,940
                                                        --------        --------
NET CASH OUTFLOW FROM OPERATING ACTIVITIES              (246,973)       (604,349)


CASH AND CASH EQUIVALENTS

                                                            1994            1993
                                                  POUND STERLING  POUND STERLING
CHANGES DURING THE YEAR
AT 1 October 1993                                       (172,608)             --
Net cash outflow                                         (32,149)       (172,608)
                                                        --------        --------
At 30 September 1994                                    (204,757)       (172,608)
                                                        --------        --------

ANALYSIS OF BALANCES

                                                          CHANGE
                                            1994         IN YEAR            1993
                                  POUND STERLING  POUND STERLING  POUND STERLING
Cash at bank and in hand                     192             192              --
Bank overdraft                          (204,949)        (32,341)       (172,608)
                                        --------        --------        --------
                                        (204,757)        (32,149)       (172,608)
                                        ========        ========        ========

These cashflow statements have been prepared for information purposes only and have not been audited and do not form part of the audited financial statements.

ITEM 7 (b) PROFORMA FINANCIAL INFORMATION

                     MEHL/BIOPHILE INTERNATIONAL CORPORATION
                 (FORMERLY SELVAC CORPORATION) AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                  MAY 31, 1996
                     (DOLLAR AMOUNTS EXPRESSED IN THOUSANDS)
                                   (UNAUDITED)

                                                    MEHL/BIOPHILE
                                                    INTERNATIONAL    CLASSY LADY                             PROFORMA
                                                     CORPORATION       BY MEHL         SLS                  -----------
                                                         AND          OF PUERTO      (WALES)                (UNAUDITED)
                                                      SUBSIDIARY      RICO, INC.     LIMITED       ADJUSTMENTS      CONSOLIDATED
                                                      ----------      ----------     -------       -----------      ------------
                                     ASSETS
CURRENT ASSETS:
  Cash and equivalents                                 $ 9,839                                                         $ 9,839
  Accounts receivable, net                                 484                       $   530                             1,014
  Inventories                                              388                           203                               591
  Marketable securities                                    478                                                             478
  Note receivable, current portion                         100                                                             100
  Other current assets                                      66                                                              66
                                                       -------                       -------                           -------
         Total current assets                           11,355                           733                            12,088
PROPERTY AND EQUIPMENT, net                                  6         $   48                                               54
PATENTS AND PATENT RIGHTS, net                              95             26            173       (1)   1,320           4,773
                                                                                                   (2)   3,159
NOTES AND LOANS RECEIVABLE -                             4,203                                     (3)    (850)
   RELATED PARTIES, net of current portion                                                         (2)  (1,900)          1,453
OTHER ASSETS
  Investment in non-marketable securities                  750                             4                               754
  Other                                                     39                                                              39
                                                       -------         ------        -------       -----------         -------
                                                       $16,448         $   74        $   910       $     1,729         $19,161
                                                       =======         ======        =======       ===========         =======

                      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Bank loans and cash overdraft                                                      $   185                           $   185
  Current portion of long-term debt                                                       83                                83
  Accounts payable                                     $   208                           465                               673
  Accrued expenses and deferred income                     111         $  190            356                               657
  Notes payable, related party                                            850                       (3)   (850)
  Other current liabilities                                 10                            82                                92
                                                       -------         ------        -------       -----------         -------

         Total current liabilities                         329          1,040          1,171              (850)          1,690
                                                       -------         ------        -------       -----------         -------
LONG-TERM DEBT, net of current portion                     750                           799                             1,549
                                                       -------                       -------                           -------
MINORITY INTEREST IN SUBSIDIARY                                                                                              0
STOCKHOLDERS' EQUITY:                                                                              -----------         -------
  5% cumulative convertible series C preferred
    stock, $1,000 stated value, 10,000 shares
      authorized, issued and outstanding                10,000                           549        (2)   (549)         10,000
Common stock, $.01 par value,
  authorized-20,000,000 shares:                                                                     (1)    250
         Issued-18,132,516 shares of Selvac and                                                     (2)    (71)
           43,157,560 proforma shares                      181              1             71        (1)     (1)            431
  Additional paid-in capital                            12,055                           184        (1)  1,071          13,325
                                                                                                    (2)     15
  Receivable for stock                                                     (1)                                              (1)
  Accumulated deficit                                   (5,909)          (966)        (1,911)       (2)  1,911          (6,875)
  Unrealized loss-marketable securities                     (3)                                                             (3)
  Foreign currency transaction adjustment                                                 47        (2)    (47)
                                                       -------         ------        -------       -----------         -------
                                                        16,324           (966)        (1,060)            2,579          16,877
Treasury stock, at cost, 2,474,959 common shares          (955)                                                           (955)
                                                       -------         ------        -------       -----------         -------
         Total stockholders' equity                     15,369           (966)        (1,060)            2,579          15,922
                                                       -------         ------        -------       -----------         -------
                                                       $16,448         $   74        $   910       $     1,729         $19,161
                                                       =======         ======        =======       ===========         =======

See notes to condensed consolidated financial statements.

                     MEHL/BIOPHILE INTERNATIONAL CORPORATION
                 (FORMERLY SELVAC CORPORATION) AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                             YEAR ENDED MAY 31, 1996
        (DOLLAR AMOUNTS EXPRESSED IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                               MEHL/BIOPHILE
                                               INTERNATIONAL    CLASSY LADY                            PROFORMA
                                                CORPORATION       BY MEHL          SLS                -----------
                                                     AND         OF PUERTO       (WALES)              (UNAUDITED)
                                                 SUBSIDIARY      RICO, INC.      LIMITED      ADJUSTMENTS    CONSOLIDATED
                                                 ----------      ----------      -------      -----------    ------------
OPERATING REVENUES                              $     2,352                      $2,457                      $     4,809

COST OF REVENUES                                      1,517                       1,184                            2,701
                                                -----------                      ------                      -----------
GROSS MARGIN                                            835                       1,273                            2,108
                                                -----------                      ------                      -----------
OPERATING EXPENSES:
  Research and development                                         $ 132                                             132
  Selling, general and administration                 1,585          834          1,440      (4)     679           4,538
  Interest expense                                       33                         144                              177
                                                -----------        -----         ------            ------    -----------
                                                      1,618          966          1,584              679           4,847
                                                -----------        -----         ------      -----------     -----------
                                                       (783)        (966)          (311)            (679)         (2,739)



OTHER INCOME                                            193                           7                              200
                                                -----------        -----         ------      -----------     -----------
LOSS BEFORE INCOME TAXES                               (590)        (966)          (304)            (679)         (2,539)

RECOVERY OF INCOME TAXES
                                                -----------        -----         ------      -----------     -----------
NET LOSS                                        $      (590)       $(966)        $ (304)     $      (679)    $    (2,539)
                                                ===========        =====         ======      ===========     ===========
NET LOSS PER COMMON SHARE                       $      (.04)                                                 $      (.07)
                                                ===========                                                  ===========

LOSS APPLICABLE TO COMMON STOCK                 $      (614)                                                 $    (2,563)
                                                ===========                                                  ===========



WEIGHTED AVERAGED NUMBER OF
  COMMON  SHARES AND DILUTIVE
  COMMON EQUIVALENT SHARES
  OUTSTANDING DURING PERIOD                      14,075,207                                                   39,100,251
                                                 ==========                                                   ==========


WEIGHTED AVERAGED NUMBER OF
  COMMON SHARES ASSUMING FULL
  DILUTION DURING PERIOD                         14,075,207                                                   39,100,251
                                                 ==========                                                   ==========

See notes to condensed consolidated financial statements.

                     MEHL/BIOPHILE INTERNATIONAL CORPORATION

                 (FORMERLY SELVAC CORPORATION) AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
         (DOLLAR AMOUNTS EXPRESSED IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
                             YEAR ENDED MAY 31, 1995

                                               MEHL/BIOPHILE
                                               INTERNATIONAL   CLASSY LADY                              PROFORMA
                                                CORPORATION      BY MEHL          SLS                 -----------
                                                    AND         OF PUERTO       (WALES)               (UNAUDITED)
                                                 SUBSIDIARY     RICO, INC.      LIMITED      ADJUSTMENTS        CONSOLIDATED
                                                 ----------     ----------      -------      -----------        ------------
OPERATING REVENUES                                 $ 2,745                      $ 2,295                            $ 5,040

COST OF REVENUES                                     1,563                          900                              2,463
                                                   -------                      -------                            -------

GROSS MARGIN                                         1,182                        1,395                              2,577
                                                   -------                      -------

OPERATING EXPENSES:
 Selling, general and administrative                 1,088                        1,648     (4)      648             3,384
 Loss on sale of property and equipment                 20                                                              20
 Loss on sale of marketable securities                   8                                                               8
 Interest                                                                           104                                104
                                                   -------                      -------           ------           -------
                                                     1,116                        1,752              648             3,516
                                                   -------                      -------           ------           -------
                                                        66                         (357)            (648)             (939)

OTHER INCOME                                           127                            7                                134
                                                   -------                      -------           ------           -------

INCOME (LOSS) BEFORE INCOME TAXES                      193                         (350)            (648)             (805)

PROVISION FOR INCOME TAXES                              49                                                              49
                                                   -------                      -------           ------           -------

NET INCOME (LOSS)                                  $   144       $      0       $  (350)          $ (648)          $  (854)
                                                   =======       ========       =======           ======           =======

NET INCOME (LOSS) PER COMMON
  SHARE                                            $   .01                                                         $  (.02)
                                                   =======                                                         =======

INCOME (LOSS) APPLICABLE TO
  COMMON STOCK                                     $    86                                                         $  (912)
                                                   =======                                                         =======

WEIGHTED AVERAGED NUMBER OF
  COMMON SHARES AND DILUTIVE
  COMMON EQUIVALENT SHARES
  OUTSTANDING DURING PERIOD                     14,345,234                                                      39,370,278
                                                ==========                                                      ==========

WEIGHTED AVERAGED NUMBER OF
  COMMON SHARES ASSUMING FULL
  DILUTION DURING PERIOD                        14,345,234                                                      39,370,278
                                                ==========                                                      ==========

See notes to condensed consolidated financial statements.

                     MEHL/BIOPHILE INTERNATIONAL CORPORATION
                 (FORMERLY SELVAC CORPORATION) AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

ACQUISITIONS:

         On June 4, 1996, the Registrant completed the purchase of capital stock representing in the aggregate of 81% interest in SLS ( Wales) Limited, a privately held Welsh company ("SLS") engaged in developing, manufacturing and selling lasers primarily in the field of hair removal. The consideration for the acquisition of the SLS shares consisted of a cash payment approximately $1.9 million and the assumption of certain liabilities and obligations of SLS and the issuance of 25,044 shares of the Registrant's Common Stock. Additionally, on June 4, 1996, Classy Lady by Mehl of Puerto Rico, Inc. a privately-held Puerto Rico company ("Classy Lady"), merged with and into a wholly-owned subsidiary of the Registrant (the "Merger"). In consideration for the Merger, the Registrant issued an aggregate of 25,000,000 shares of Common Stock, $.01 par value per share, to the shareholders of Classy Lady.

         In exchange for the issuance of the shares of the Registrant issued pursuant to the Merger, the Registrant obtained all of the stock of Classy Lady, which owns the exclusive licensing rights granted to Classy Lady by Thomas L. Mehl, Sr. for a multiple hair removal technology and by Dr. Nardo Zaias for a laser hair removal technology.

         The Merger was completed in accordance with the terms of the Second amended and Restated Agreement and Plan of Merger dated as of June 4, 1996 ( the "Merger Agreement"). Pursuant to the Merger Agreement, the name of the Registrant was changed to Mehl/Biophile International Corporation.

PROFORMA ADJUSTMENTS:

         The proforma adjustments give effect to the SLS transaction accounted for as a purchase acquisition, and the Classy Lady Merger accounted for as a non-monetary exchange, as if they had occurred on June 1, 1994. As a valuation of the Classy Lady intangible assets would be highly subjective, such valuation is based on the value of the Company's common shares to be issued.

         Increases to the carrying value of acquired patent and patent rights are amortized over their estimated economic useful lives which range from 6 to 9 years. Amortization is calculated beginning the later of June 1, 1994 or the issue date of the particular patent.

MAY 31, 1996 BALANCE SHEET ADJUSTMENTS:

         (1) Issuance of 25,000,000 shares of the Company's common stock in exchange for all of the voting stock and stock rights in Classy Lady:

                                                                      Increase
                                                                     (Decrease)
                                                                     ----------
Assets:
    Patents and Patent Rights                                       $ 1,320,000
                                                                    -----------
Liabilities and Stockholders Equity:
    Selvac $.01 par value Common Stock issued                       $   250,000
    Classy Lady Common Stock                                             (1,000)
    Additional Paid-in-Capital                                        1,071,000
                                                                    -----------
                                                                    $ 1,320,000
                                                                    ===========

         (2) Application of approximately 1.9 million advanced deposit and issuance of 25,044 shares of the Company's common stock in exchange for 81% interest in SLS.

                                                                      Increase
                                                                     (Decrease)
                                                                     ----------
Assets:
    Patents and Patents Rights                                      $ 3,159,000
    Notes and loans receivable related party                         (1,900,000)
                                                                    -----------
                                                                    $ 1,259,000
                                                                    ===========
Liabilities and Stockholders Equity:
    Minority interest                                               $         0
    Preferred stock                                                    (549,000)
    Common stock                                                        (71,000)
    Paid in capital                                                      15,000
    Retained earnings                                                 1,911,000
    Foreign currency translation adjustment                             (47,000)
                                                                    -----------
                                                                    $ 1,259,000
                                                                    ===========

                     MEHL/BIOPHILE INTERNATIONAL CORPORATION
                 (FORMERLY SELVAC CORPORATION) AND SUBSIDIARIES
                    NOTES TO CONDENSED CONSOLIDATED FINANCIAL
                                   STATEMENTS


MAY 31, 1996 BALANCE SHEET ADJUSTMENTS: (continued)

         (3)      Elimination of intercompany notes, loans and advances.

                                                                       Increase
                                                                      (Decease)
                                                                      ---------
                  Assets:
                    Notes receivable - related parties                $(850,000)
                                                                      =========

                  Liabilities:
                    Notes payable - related party                     $(850,000)
                                                                      =========

ADJUSTMENTS TO THE STATEMENTS OF OPERATIONS:

         (4) Increase in amortization expense resulting from increase in carrying amounts of patents and patent rights:

                                                         YEAR ENDED MAY 31,
                                                       1996               1995
                                                       -----              ----
                  Operating expenses                 $679,000           $648,000
                                                     ========           ========


FOREIGN CURRENCY TRANSLATION:

         The functional currency for SLS is the British Pound. SLS assets and liabilities have been translated into U.S. dollars at the rate of exchange in effect at the balance sheet date. Revenues and expenses have been translated at the average exchange rate for each respective period.

                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                    MEHL/BIOPHILE INTERNATIONAL CORPORATION




                                    By: /s/ Thomas L. Mehl, Sr.
                                        -----------------------------------
                                        Thomas L. Mehl, Sr.:
                                        Chairman of the Board,
                                        President and Chief Executive
                                        Officer

Date:  September 25, 1997